Exhibit 4.30

EXECUTION COPY

Dated 15 October 2014

EROS INTERNATIONAL PLC

and

U.S. BANK TRUSTEES LIMITED

TRUST DEED

constituting the
£50,000,000 6.50 per cent. Bonds due 2021

Linklaters

Ref:EXM/RR/LB

Linklaters LLP

Table of Contents

Contents		Page

1	Interpretation	1

2	Amount of the Bonds and Covenant to Pay	4

3	Form of the Bonds	5

4	Stamp Duties and Taxes	5

5	Guarantee and Indemnity	6

6	Application of Moneys Received by the Trustee	8

7	Covenants	9

8	Remuneration and Indemnification of the Trustee	11

9	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	13

10	Trustee Liable for Gross Negligence	16

11	Waiver and Proof of Default	16

12	Trustee not Precluded from Entering into Contracts	16

13	Modification, Substitution, Release and Accession	17

14	Appointment, Retirement and Removal of the Trustee	18

15	Couponholders	19

16	Currency Indemnity	19

17	Communications	20

18	Further Issues	21

19	Counterparts	21

20	Governing Law and Jurisdiction	21

Schedule 1 Form of Definitive Bond		23

Schedule 2 Form of Global Bond		60

Schedule 3 Provisions for Meetings of Bondholders		67

Schedule 4 Form of Supplemental Trust Deed in respect of the Accession of Subsidiary Guarantors		75

-i-

This Trust Deed is made on 15 October 2014 b:

(1)	EROS INTERNATIONAL PLC (the "Issuer"); and

(2)	U.S. BANK TRUSTEES LIMITED (the "Trustee", which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

WHEREAS:

(A)	The Issuer, incorporated as a public company with limited liability in the Isle of Man, has authorised the issue of £50,000,000 6.50 per cent. Bonds due 2021 to be constituted by this Trust Deed.

(B)	On the date of this Trust Deed, no guarantees in respect of this Trust Deed, the Bonds or the Coupons are given by any person; however, pursuant to Condition 2(c) of the terms and conditions of the Bonds the Issuer has undertaken to procure that certain of its Subsidiaries will provide Guarantees, in certain circumstances, after the date of this Trust Deed.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: The following expressions have the following meanings:

"Agency Agreement" means the agreement referred to as such in the Conditions, as altered from time to time, and includes any other agreement approved in writing by the Trustee appointing Successor Paying Agents or altering any such agreement;

"Bondholder" means the holder of a Bond;

"Bonds" means bearer bonds substantially in the form set out in Schedule 1 compns1ng the £50,000,000 6.50 per cent. Bonds due 2021 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and (except for the purposes of Clause 3.1) the Global Bond;

"Change of Control Put Event" has the meaning given to it in Condition 5(c);

"Clearstream, Luxembourg" means Clearstream Banking, societe anonyme;

"Conditions" means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Bonds represented by the Global Bond, as modified by the provisions of the Global Bond. Any reference to a particularly numbered Condition shall be construed accordingly;

"Couponholder" means the holder of a Coupon;

"Coupons" means the bearer coupons relating to the Bonds or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions;

"EEA Regulated Market" means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments;

"Electronic Consent" has the meaning set out in Schedule 3;

"Euroclear" means Euroclear Bank S.A./N.V.;

"Event of Default" means an event described in Condition 8; "Extraordinary Resolution" has the meaning set out in Schedule 3; "FSMA" means the Financial Services and Markets Act 2000, as amended;

"Global Bond" means the permanent global bond which will represent the Bonds on issue substantially in the form set out in Schedule 2;

"Guarantee" means the guarantee and indemnity of any Subsidiary Guarantor contained in Clause 5 and the term "Guarantees" will be construed accordingly;

"Market" means the EEA Regulated Market of the London Stock Exchange and which includes the electronic order book for retail bonds (ORB);

"Material Subsidiary" has the meaning given to it in Condition 8;

"Non-Indian Subsidiary" has the meaning given to it in Condition 3;

"outstanding" means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Bonds and/or Coupons, as the case may be, (c) those which have become void, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued, and (g) the Global Bond to the extent that it shall have been exchanged for definitive Bonds pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders or on any Written Resolution or Electronic Consent, (2) the determination of how many Bonds are outstanding for the purposes of Conditions 8 and 11 and Schedule 3, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (4) the certification (where relevant) by the Trustee as to whether any event, circumstances or matter is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

"Paying Agents" means the banks (including the Principal Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices;

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

"Potential Event of Default" means an event or circumstance which could with the giving of notice, lapse of time, issue of a certificate and/or fulfillment of any other requirement become an Event of Default;

"Principal Paying Agent" means the bank named as such in the Conditions or any Successor Principal Paying Agent;

"Relevant Indebtedness" has the meaning given to it in Condition 2;

"Relevant Non-Indian Indebtedness" has the meaning given to it in Condition 2;

"specified office" means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Bondholders pursuant to Clause 7.13; Bondholders pursuant to Clause 7.13;

"Subsidiary" of any Person means any entity whose financial statements at any time are required by Jaw or in accordance with generally accepted accounting principles to be fully consolidated with those of such Person;

"Subsidiary Guarantor" has the meaning given to it in Condition 2; and the term "Subsidiary Guarantors" will be construed accordingly;

"Successor" means, in relation to the Paying Agents, such other or further person as may from time to time be appointed by the Issuer or any Subsidiary Guarantor as a Paying Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 7.13;

"Tax Jurisdiction" means, in the case of the Issuer, the Isle of Man or any political division or authority therein or thereof having power to tax and, in the case of any Subsidiary Guarantor, any jurisdiction under the laws of which that Subsidiary Guarantor for the time being is treated as being resident for tax purposes, or any political division or authority therein or thereof having power to tax;

"this Trust Deed" means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

"trust corporation" means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

"Written Resolution" has the meaning set out in Schedule 3.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

1.2.2 "pounds", "sterling" and "£" are to the lawful currency for the time being of the United Kingdom; and

1.2.3	an action, remedy or method of judicial proceedings for the enforcement of creditors' rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent that this Trust Deed expressly provides for such Act to apply to any of its terms.

2	Amount of the Bonds and Covenant to Pay

2.1	Amount of the Bonds: The aggregate nominal amount of the Bonds is limited to £50,000,000.

2.2	Covenant to pay: The Issuer will on any date when any Bonds become due to be redeemed unconditionally pay to or to the order of the Trustee in London in pounds sterling in same day funds the nominal amount of the Bonds becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment or order) unconditionally so pay to or to the order of the Trustee interest on the nominal amount of the Bonds outstanding as set out in the Conditions provided that (1) subject to the provisions of Clause 2.4 payment of any sum due in respect of the Bonds made to the Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders or Couponholders under the Conditions and (2) a payment made after the due date or pursuant to Condition 8 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 7.9), except to the extent that there is failure in its subsequent payment to the relevant Bondholders or Couponholders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Bondholders and Couponholders.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds or the Coupons by the Issuer, the Subsidiary Guarantors (if any) or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer, the Subsidiary Guarantors (if any) or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.4.1	by notice in writing to the Issuer, any Subsidiary Guarantors and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as Paying Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and expenses of the Paying Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and Coupons and all moneys, documents and records held by them in respect of Bonds and Coupons to the order of the Trustee; or

(ii)	to deliver all Bonds and Coupons and all moneys, documents and records held by them in respect of the Bonds and Coupons to the Trustee or as the Trustee directs in such notice; and

2.4.2	by notice in writing to the Issuer and the Subsidiary Guarantor (if any) require them to make all subsequent payments in respect of the Bonds and Coupons to or to the order of the Trustee and not to the Principal Paying Agent with effect from the issue of any such notice to the Issuer and the Subsidiary Guarantors (if any); and from then until such notice is withdrawn, proviso (1) to Clause 2.2 above shall cease to have effect.

3	Form of the Bonds

3.1	The Global Bond: The Bonds will initially be represented by the Global Bond in the nominal amount of £50,000,000. The Global Bond will be exchangeable for definitive Bonds as set out in the Global Bond.

3.2	The Definitive Bonds: The definitive Bonds and the Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 1. The Bonds will be endorsed with the Conditions.

3.3	Signature: The Bonds and the Coupons will be signed manually or in facsimile by any authorised signatory of the Issuer and the Bonds will be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Bonds or Coupons he no longer holds that office. Bonds and Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer will pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in the Isle of Man, Belgium, Luxembourg and the United Kingdom in respect of the creation, issue and offering of the Bonds and the Coupons and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee, the Bondholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders or the Couponholders to enforce the Issuer's or any Subsidiary Guarantor's obligations under this Trust Deed, the Bonds or the Coupons.

4.2	Change of Taxing Jurisdiction: If the Issuer (or a Subsidiary Guarantor) becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the relevant Tax Jurisdiction for the time being then the Issuer, or, as the case may be, such Subsidiary Guarantor, will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the relevant Tax Jurisdiction of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the relevant Subsidiary Guarantor has become so subject. In such event this Trust Deed, the Bonds and the Coupons will be read accordingly.

5	Guarantee and Indemnity

5.1	Guarantee: Each or any Subsidiary of the Issuer which is added as a Subsidiary Guarantor pursuant to Condition 2(c), whether by way of a supplemental trust deed or otherwise, until such time as it may cease to be a Subsidiary Guarantor pursuant to Condition 2(d) or otherwise in accordance with this Trust Deed, unconditionally and irrevocably and jointly and severally guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed, the Bonds or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), each such Subsidiary Guarantor will, on a joint and several basis, pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or, if in respect of sums due under Clause 8, in London in pounds sterling in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clause 2.2(1) and 2.2(2) will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 8. All payments under any Guarantee by any Subsidiary Guarantor will be made subject to Condition 7 and Clause 4.2.

5.2	Subsidiary Guarantors as Principal Debtors: As between each or any Subsidiary Guarantor and the Trustee, the Bondholders and the Couponholders but without affecting the Issuer's obligations, each of the Subsidiary Guarantors will be jointly and severally liable under this Clause 5 as if they were the sole principal debtor and not merely sureties. Accordingly, they will not be discharged, nor will their liability be affected, by anything which would not discharge them or affect their liability if they were the sole principal debtors (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Bonds or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Bonds or the Coupons or any of the Issuer's obligations under any of them).

5.3	Subsidiary Guarantors' Obligations Continuing: Each or any Subsidiary Guarantor's obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Bonds or the Coupons. Furthermore, those obligations of such Subsidiary Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from such Subsidiary Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. Each or any Subsidiary Guarantor irrevocably waives all notices and demands of any kind.

5.4	Exercise of Subsidiary Guarantors' Rights: So long as any sum remains payable under this Trust Deed, the Bonds or the Coupons:

5.4.1	any right of any Subsidiary Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by such Subsidiary Guarantor only in such manner and on such terms as the Trustee may require or approve; and

5.4.2	any amount received or recovered by any Subsidiary Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 6.1.

5.5	Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed, the Bonds or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.6	Avoidance of Payments: The Subsidiary Guarantors shall, on a joint and several basis, indemnify the Trustee, each Bondholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed, any Bond or the Coupons relating to that Bond and shall in any event pay to it on demand the amount as refunded by it.

5.7	Debts of Issuer: If any moneys become payable by a Subsidiary Guarantor under the Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to any Subsidiary Guarantor.

5.8	Addition of a Subsidiary Guarantor: In connection with the proposed addition of any Subsidiary of the Issuer as a Subsidiary Guarantor pursuant to Condition 2(c) or Condition 2(e), the Trustee shall (without liability or the consent of the Bondholders or Couponholders) agree to a Guarantee being provided by a new Subsidiary Guarantor provided that the Trustee shall have been delivered (i) a deed supplemental to this Trust Deed, duly executed, and substantially in the form set out in Schedule 4 (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that entity is organised or carries on business) and (ii) relevant legal opinions each in a form satisfactory to the Trustee.

5.9	Notice of Addition of a Subsidiary Guarantor: As soon as reasonably practicable but in any event at least 10 days before the date that any Subsidiary Guarantor will be due to become a Subsidiary Guarantor pursuant to this Trust Deed or the Conditions, the Issuer shall provide written notice of such event to the Trustee.

5.10	Release of Subsidiary Guarantors: If any Subsidiary Guarantor ceases to be a Subsidiary Guarantor pursuant to Condition 2(d), such Subsidiary Guarantor shall be released simultaneously from all of its future obligations under this Trust Deed, without any prejudice to any obligations which may have accrued prior to that time. The Trustee shall, at the written request of the Issuer but without the consent of the Bondholders or Couponholders, agree to the release of a Subsidiary Guarantor (the "Released Subsidiary Guarantor") as a guarantor under the Trust Deed, the Bonds and the Coupons provided that the Issuer delivers to the Trustee a notice including a certificate signed by two directors of the Issuer containing each of the certifications required by Conditions 2(d)(i) and 2(d)(ii) upon which the Trustee may rely without liability to any person.

5.11	Provisions of the Trust Deed to apply to Subsidiary Guarantors: All the provisions of this Trust Deed expressed to relate to Subsidiary Guarantors shall apply to a Subsidiary Guarantor and to the Guarantee given by such Subsidiary Guarantor in all respects as if the Subsidiary Guarantor had been party to this Trust Deed and references herein to Subsidiary Guarantors had included the Subsidiary Guarantor.

5.12	Compliance with Agency Agreement: Each or any Subsidiary Guarantor covenants at all times to comply with and perform all its obligations under the Agency Agreement and to use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to such agreement without the prior written approval of the Trustee.

5.13	Issuer and Subsidiary Guarantors consent to Subsidiary Guarantor: The Issuer and each Subsidiary Guarantor (if any, for the time being) shall be deemed to have consented to the addition of a further Subsidiary Guarantor and shall be deemed to be jointly and severally liable with any Subsidiary Guarantor by virtue of the giving by any Subsidiary Guarantor of a Guarantee without the necessity for the Issuer or any Subsidiary Guarantor to concur in, consent to or execute any further deed or other instrument adding any Subsidiary Guarantor.

5.14	Trustee shall not be obliged to monitor: The Trustee shall not be obliged to monitor compliance by the Issuer with Conditions 2(c), 2(d) or 2(e) and shall have no liability to any person for not doing so. The Trustee shall be entitled to rely without liability to any person on any certificate or notice of the Issuer provided under Condition 2 and, until it receives such notice, shall assume that no Subsidiary of the Issuer has provided any guarantee or indemnity in respect of any Relevant Non-Indian Indebtedness and/or any Relevant Indebtedness.

5.15	Indemnity: As separate, independent and alternative stipulations, each or any Subsidiary Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer under this Trust Deed, the Bonds or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, any Subsidiary Guarantor, the Trustee or any Bondholder or Couponholder) not recoverable from such Subsidiary Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Bondholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed, the Bonds or the Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed, the Bonds or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Bondholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

6	Application of Moneys Received by the Trustee

6.1	Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or Coupons or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Subsidiary Guarantors (if any), be held by the Trustee on trust to apply them (subject to Clause 5.5 and Clause 6.2):

•	firstly, in payment of all costs (including legal fees), charges, fees, expenses and liabilities properly incurred by the Trustee or any Appointee (including remuneration and indemnity payments payable to it) in carrying out its functions under this Trust Deed;

•	secondly, in payment of all costs (including legal fees), charges, fees, expenses and liabilities properly incurred by the Paying Agents (including any remuneration and indemnity payments payable to them) in carrying out their respective functions under the Agency Agreement;

•	thirdly, in payment of any amounts owing in respect of the Bonds or Coupons pari passu and rateably; and

•	fourthly, in payment of any balance to the Issuer for itself or, if any moneys were received from any Subsidiary Guarantor and to the extent of such moneys, any such Subsidiary Guarantor.

If the Trustee holds any moneys in respect of Bonds or Coupons which have become void, the Trustee will hold them on these trusts.

6.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the nominal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3	Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

7	Covenants

So long as any Bond is outstanding, the Issuer and each or any Subsidiary Guarantor (except as otherwise stated herein) will:

7.1	Books of Account: keep, and procure that each of their respective Subsidiaries (if any) keeps, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such Subsidiary will allow, the Trustee and anyone appointed by it to whom the Issuer, the Subsidiary Guarantors and/or the relevant Subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours;

7.2	Notice of Put Events and Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Change of Control, Change of Control Put Event, Event of Default or Potential Event of Default;

7.3	Ratings Change: promptly to notify the Trustee upon becoming aware that the Bonds have been assigned a rating or that any of the ratings assigned to the Bonds have been, or will be, changed or withdrawn;

7.4	Information: so far as permitted by applicable law, give or procure to be given to the Trustee such information as it reasonably requires to perform its functions;

7.5	Financial Statements etc.: send to the Trustee at the time of their issue, and, in the case of annual financial statements in any event within four months of the end of each financial year, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or which legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer or any Subsidiary Guarantor or any holding company thereof generally in their capacity as such;

7.6	Legal Opinions: save in respect of the legal opinions referred to in Clause 7.7 procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee, from such legal advisers acceptable to the Trustee as to the laws of England on the date hereof or as to the laws of England and any other relevant jurisdiction on the date of any amendment to this Trust Deed;

7.7	Subsidiary Guarantor Legal Opinions: procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, acceptable to the Trustee, inter alia as to the capacity and authority of any entity on the date that it is added as a Subsidiary Guarantor pursuant to this Trust Deed or the Conditions, and as to the legal, valid, binding and enforceable nature of the Guarantee provided by such Subsidiary Guarantor from such legal advisers acceptable to the Trustee as to the laws of England or any other relevant jurisdiction;

7.8	Certificate of directors: send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 14 days of any reasonable request by the Trustee a certificate of the Issuer or, as the case may be, a certificate of any relevant Subsidiary Guarantor signed by any two of its respective directors that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or, as the case may be, the relevant Subsidiary Guarantor as at a date (the "Certification Date") not more than five days before the date of the certificate no Change of Control Put Event, Event of Default or Potential Event of Default or other breach of this Trust Deed had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it;

7.9	Notices to Bondholders: send to the Trustee not less than three days before the date of publication the form of each notice to be given to Bondholders and, once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA);

7.10	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

7.11	Notice of late payment: forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or the Coupons made after the due date for such payment;

7.12	Listing and Trading: use all reasonable endeavours to maintain the listing of the Bonds on the official list of the Financial Conduct Authority under Part VI of the Financial Services and Markets Act 2000 and the trading of such Bonds on the Market but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing or trading is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Bonds on another stock exchange and the admission to trading of the Bonds on another market, in each case approved in writing by the Trustee;

7.13	Change in Agents: give at least 14 days' prior notice to the Bondholders of any future appointment, resignation or removal of a Paying Agent (other than an automatic termination of the appointment of a Paying Agent pursuant to the terms of the Paying Agency Agreement when such notice shall be given promptly upon the Issuer becoming aware of the same) or of any change by a Paying Agent of its specified office and not make any such appointment or removal without the Trustee's written approval;

7.14	Bonds held by Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or, as the case may be, any relevant Subsidiary Guarantor signed by any two of its respective directors stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer or, as the case may be, any such relevant Subsidiary Guarantor or their respective Subsidiaries; and

7.15	Material Subsidiaries: give to the Trustee at the same time as sending the certificate referred to in Clause 7.8 or within 14 days of a request by the Trustee, a certificate signed by two directors of the Issuer listing those Subsidiaries of the Issuer which as at the last day of the last financial year of the Issuer or as at the date specified in such request were Material Subsidiaries. In addition, the Issuer will send to the Trustee a certificate signed by two directors of the Issuer, as soon as practicable upon the occurrence thereof notifying the Trustee of the acquisition or disposal of any company or Person which becomes, or ceases to be, a Material Subsidiary.

7.16	Compliance with obligations: The Issuer and each of the Subsidiary Guarantors (if any) covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Subsidiary Guarantors (if any), the Bondholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Bonds and the Coupons as if the same were set out and contained in the Trust Deeds constituting the same, which shall be read and construed as one document with the Bonds and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Bondholders and the Couponholders according to its and their respective interests.

8	Remuneration and Indemnification of the Trustee

8.1	Normal Remuneration: So long as any Bond is outstanding the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder or Couponholder of moneys due in respect of any Bond or Coupon is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder or Couponholder is duly made.

8.2	Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, the Issuer will pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this sub-Clause (or as to such sums referred to in Clause 8.1), as determined by an independent financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution's fee will be borne by the Issuer. The determination of such financial institution or person will be conclusive and binding on the Issuer, each or any Subsidiary Guarantor, the Trustee, the Bondholders and the Couponholders.

8.3	Expenses: The Issuer will also on demand by the Trustee pay or discharge all fees, costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against the Issuer or any Subsidiary Guarantor to enforce any provision of this Trust Deed, the Bonds or the Coupons. Such costs, charges, liabilities and expenses will:

8.3.1	in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate equal to the Trustee's cost of funding on the date on which the Trustee made such payments; and

8.3.2	in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

8.4	Indemnity: The Issuer and/or the Subsidiary Guarantors (if any) will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer and/or the Subsidiary Guarantors, if any, will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. "Amounts or Claims" are losses, liabilities, costs, fees, claims, actions, demands or expenses and "Agent/Delegate Liabilities" are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 8.4.

8.5	Continuing Effect: Clauses 8.3 and 8.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee.

9	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

9.1	Advice: The Trustee may act or rely on the opinion, confirmation, certificate or advice of, or information obtained from, any accountants, financial advisers, legal advisers, valuer, broker, financial institution or other expert and will not be responsible or liable to anyone for any loss occasioned by so acting or relying whether such advice is obtained by or addressed to the Issuer, the Trustee or any other person. Any such opinion, advice or information may be sent or obtained by email, letter, or fax and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee may rely without liability to Bondholders and Couponholders or any other person on any opinion, advice, report, confirmation or certificate or any advice of any accountants, financial advisers, legal advisers, valuer, broker, financial institution or any other expert, whether or not addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

9.2	Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Subsidiary Guarantors, if any, are performing all their respective obligations under this Trust Deed, the Bonds and the Coupons.

9.3	Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith on a resolution purporting: (i) to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed, (ii) to be a Written Resolution made in accordance with paragraph 30 of Schedule 3 or (iii) to be in respect of any approval given by way of Electronic Consent even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders or Couponholders.

9.4	Certificate signed by directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the Issuer or by any two directors of the relevant Subsidiary Guarantor (if any) as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

9.5	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

9.6	Discretion: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

9.7	Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

9.8	Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

9.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

9.10	Forged Bonds: The Trustee will not be liable to the Issuer or any Subsidiary Guarantor or any Bondholder or Couponholder by reason of having accepted as valid or not having rejected any Bond or Coupon purporting to be such and later found to be forged or not authentic.

9.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer or any Subsidiary Guarantor.

9.12	Determinations Conclusive: As between itself and the Bondholders and Couponholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee, the Bondholders and the Couponholders.

9.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Subsidiary Guarantors, the Bondholders and the Couponholders.

9.14	Events of Default etc.: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy. Any such determination will be conclusive and binding on the Issuer, the Subsidiary Guarantors, the Bondholders and the Couponholders.

9.15	Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

9.16	Bonds held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 7.14) that no Bonds are for the time being held by or on behalf of the Issuer, the Subsidiary Guarantors or their Subsidiaries, as the case may be.

9.17	Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Clause (an "Appointee"), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee's misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

9.18	Consequential Loss: Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for indirect, punitive or consequential loss or special damages or other damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

9.19	Illegality: Notwithstanding anything else contained in this Trust Deed, the Paying Agency Agreement or any related document, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

9.20	Certificates from Clearing Systems: The Trustee may call for any certificate or other document issued by Euroclear or Clearstream, Luxembourg in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Creation Online system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

9.21	Not bound to act: The Trustee shall not be bound to take any action, step or proceeding in connection with the Trust Deed or any obligations arising hereunder or under the Conditions or the Paying Agency Agreement or otherwise, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, unless it has been indemnified and/or secured and/or prefunded to its satisfaction against all liabilities which may be properly incurred in connection with such action, step or proceeding and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so as to indemnify and/or secure and/or prefund it and, on such demand being made, the Issuer shall be obliged to make payment of all such sums in full.

9.22	Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 13.2 or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders (whatever their number) and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of any such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment in respect of any tax arising in consequence of any such exercise for individual Bondholders. For the avoidance of doubt, the Trustee shall not at any time have regard to the interests of the holders of ordinary shares.

10	Trustee Liable for Gross Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, willful default or fraud of which it may be guilty.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act

2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

11	Waiver and Proof of Default

11.1	Waiver: The Trustee may, without the consent of the Bondholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or any Subsidiary Guarantor of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 8. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and the Couponholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

11.2	Proof of Default: Proof that the Issuer or a Subsidiary Guarantor has failed to pay a sum due to the holder of any one Bond or Coupon will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds or Coupons which are then payable.

12	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond, Coupon or other security (or any interest therein) of the Issuer, any Subsidiary Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

13	Modification, Substitution, Release and Accession

13.1	Modification: The Trustee may agree without the consent of the Bondholders or Couponholders to any modification to this Trust Deed that is, in its opinion, of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3. Any such modification shall be binding on the Bondholders and Couponholders and, if the Trustee so requires it, such modifications shall be notified to the Bondholders as soon as practical by the Issuer.

13.2	Substitution, Release and Accession:

13.2.1	The Trustee may, without the consent of the Bondholders or Couponholders, agree to the substitution of the Issuer's successor in business or any Subsidiary of the Issuer or any Subsidiary Guarantor or its successor in business (the "Substituted Obligor") in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed, the Bonds and the Coupons and the Trustee may, without the consent of the Bondholders or Couponholders, agree to the substitution of any Subsidiary Guarantor's successor in business or any Subsidiary of the Subsidiary Guarantor or its successor in business (also a "Substituted Obligor") in place of such Subsidiary Guarantor (or any previous substitute under this sub-Clause) as the guarantor under this Trust Deed, the Bonds and the Coupons, in each case provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Bonds and the Coupons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Bonds and the Coupons as the principal debtor in place of the Issuer or as a guarantor in place of the relevant Subsidiary Guarantor as the case may be;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the "Substituted Territory") other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the "Issuer's Territory") or to which any Subsidiary Guarantor is subject generally (the "Subsidiary Guarantors' Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 7 with the substitution for or addition to (as the case may be) the references in that Condition to the Issuer's Territory or any Subsidiary Guarantors' Territory as the case may be of references to the Substituted Territory whereupon the Trust Deed, the Bonds and the Coupons will be read accordingly;

(iii)	if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor's financial condition, profits or prospects or compare them with those of the Issuer or, if any, the relevant Subsidiary Guarantor;

(iv)	the Issuer procures the delivery of legal opinion(s) addressed to the Trustee dated the date of such delivery, acceptable to the Trustee, inter alia as to the capacity and authority of any entity on the date that it is added as the Substituted Obligor pursuant to this Trust Deed or the Conditions, and as to the legal, valid, binding and enforceable nature of its obligations under the Trust Deed, the Bonds and the Coupons or the Guarantee (as the case may be) from such legal advisers acceptable to the Trustee as to the laws of England and/or any other relevant jurisdiction;

(v)	the Issuer, the relevant Subsidiary Guarantor, if any, and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(vi)	(unless the Issuer's successor in business or where relevant, the relevant Subsidiary Guarantor or its successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Bonds and the Coupons are guaranteed by the Issuer or the relevant Subsidiary Guarantor (as the case may be) in the same terms (with consequential amendments as necessary) as the Guarantee (if any) to the Trustee's satisfaction.

13.2.2	Release of Substituted Issuer or Substituted Subsidiary Guarantor: An agreement by the Trustee pursuant to this Clause 13.2 will, if so expressed, release the Issuer or the relevant Subsidiary Guarantor (or a previous substitute of any of them) from any or all of its obligations under this Trust Deed, the Bonds and the Coupons. Notice of the substitution will be given to the Bondholders within 14 days of the execution of such documents and compliance with such requirements.

13.2.3	Completion of Substitution: On completion of the formalities set out in this Clause 13.2, the Substituted Obligor will be deemed to be named in this Trust Deed, the Bonds and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute) or as a guarantor in place of the Subsidiary Guarantor (or of any previous substitute) as the case may be and this Trust Deed, the Bonds and the Coupons will be deemed to be amended as necessary to give effect to the substitution.

14	Appointment, Retirement and Removal of the Trustee

14.1	Appointment: Subject as provided in Clause 14.2, the Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

14.2	Retirement and Removal: Any Trustee may. retire at any time on giving at least three months' written notice to the Issuer and, if any, the Subsidiary Guarantors without giving any reason or being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such three month notice period or within three months of the Extraordinary Resolution, the Trustee shall have the power to appoint a new Trustee.

14.3	Co-Trustees: The Trustee may, despite Clause 14.1, by written notice to the Issuer and, if any, the Subsidiary Guarantors appoint anyone to act as an additional Trustee jointly with the Trustee:

14.3.1	if the Trustee considers the appointment to be in the interests of the Bondholders and/or the Couponholders;

14.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

14.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Subsidiary Guarantors (if any) and that person remove that person. At the Trustee's request, the Issuer and the Subsidiary Guarantors (if any) will forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

14.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee's functions provided the majority includes a trust corporation.

14.5	Merger: A corporation into which the Trustee may be merged or converted, or any corporation with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, shall, on the date when the merger, conversion or consolidation becomes effective and to the extent permitted by any applicable laws and subject to any requirements set out in this Trust Deed become the successor trustee under this Trust Deed without the execution or filing of any paper or any further act on the part of the parties to this Trust Deed, unless otherwise required by the Issuer or a Subsidiary Guarantor (if any) (as the case may be), and after the said effective date, all references in this Trust Deed to the Trustee shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion or consolidation shall immediately be given to the Issuer and the Subsidiary Guarantors (if any) by the Trustee.

15	Couponholders

No notices need be given to Couponholders. They will be deemed to have notice of the contents of any notice given to Bondholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Bondholders, the Trustee will assume that the holder of each Bond is the holder of all Coupons relating to it.

16	Currency Indemnity

16.1	Currency of Account and Payment: Pounds sterling (the "Contractual Currency") is the sole currency of account and payment for all sums payable by the Issuer or any Subsidiary Guarantor under or in connection with this Trust Deed, the Bonds and the Coupons, including damages.

16.2	Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or any Subsidiary Guarantor or otherwise), by the Trustee or any Bondholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or any Subsidiary Guarantor will only discharge the Issuer and such Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Bonds or the Coupons, the Issuer failing whom, each or any Subsidiary Guarantor will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

16.4	Indemnity separate: The indemnities in this Clause 16 and in Clause 8.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds and/or the Coupons or any other judgment or order.

17	Communications

Any communication shall be by letter, fax or electronic communication:

in the case of the Issuer, to it at:

Eros International Plc
Fort Anne
Douglas IM1 5PD
Isle of Man

Tel no.: +44 (0) 20 7258 9909

Email: mark.carbeck@erosintl.com

Attention: Mark Carbeck, Chief Corporate and Strategy Officer

and in the case of the Trustee, to it at:

U.S. Bank Trustees Limited

Fifth Floor

125 Old Broad Street

London EC2N 1AR

Fax no.: +44 207 365 2577

Email: mbs.relationship.management@usbank.com

Attention: MBS Relationship Management

Communications will take effect, in the case of a letter, when delivered, in the case of a fax, when the relevant delivery receipt is received by the sender or, in the case of an electronic communication when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business ho.urs or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence.

18	Further Issues

18.1	Supplemental Trust Deed: If the Issuer issues further securities as provided in the Conditions, the Issuer and, if any, the Subsidiary Guarantors shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require.

18.2	Meetings of Bondholders: If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to "Bonds" and "Bondholders" were also to such securities and their holders respectively.

19	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same be executing and delivering a counterpart.

20	Governing Law and Jurisdiction

20.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

20.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed, the Bonds or the Coupons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Bonds or the Coupons ("Proceedings") may be brought in such courts. The Issuer and any Subsidiary Guarantor each irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in any such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Trustee, the Bondholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3	Service of Process: Each of the Issuer and, if any, the Subsidiary Guarantors irrevocably appoints the Chief Financial Officer, at Eros International Plc, Group Headquarters, 13 Manchester Square, London W1U 3PP to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or any Subsidiary Guarantor). If for any reason such process agent ceases to be able to act as such or no longer has an address in England each of the Issuer and, if any, the Subsidiary Guarantors irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

Schedule 1

Form of Definitive Bond

On the front:

Denomination	ISIN	Series	Certif. No.

Eros International Plc

(Incorporated with limited liability in the Isle of Man)

£50,000,000

6.50 per cent. Bonds due 2021

This Bond forms part of a series designated as specified in the title (the "Bonds") of Eros International Plc (the "Issuer") constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "Conditions") set out on the reverse hereof.

This is to certify that the bearer of this Bond is entitled on 15 October 2021, or on such earlier date as the principal sum mentioned below may become repayable in accordance with the Conditions, to the principal sum of:

£50,000,000 (fifty million pounds sterling)

together with interest on such principal sum from and including 15 October 2014 at the rate of 6.50 per cent. per annum payable semi-annually in arrear on 15 April and 15 October in each year, subject to and in accordance with the Conditions.

This Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

In witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated [DATE]

EROS INTERNATIONAL PLC

.......................

Name:

Director

Certificate of Authentication

This Bond is authenticated by or on behalf of the Principal Paying Agent.

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH

acting by two duly authorised attorneys as Principal Paying Agent

By:

By:

Authorised Signatory

For the purposes of authentication only without recourse, warranty or liability.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165G) AND 1287(a) OF THE INTERNAL REVENUE CODE.

On the back:

Terms and Conditions

The following are the terms and conditions substantially in the form to be endorsed on the Bonds in definitive form (if issued):

The issue of sterling denominated 6.50 per cent. bonds due 2021 (the "Bonds") was authorised by a resolution of the board of directors of Eros International Plc (the "Issuer") passed on 24 September 2014. The Bonds are constituted by a trust deed (the "Trust Deed") dated 15 October 2014 (the "Issue Date") made between the Issuer and U.S. Bank Trustees Limited (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds (the "Bondholders"). These terms and conditions (the "Conditions") include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds and the coupons relating to them (the "Coupons"). Copies of the Trust Deed, and of the paying agency agreement (the "Agency Agreement") dated on or around the Issue Date relating to the Bonds between the Issuer, the Trustee and Elavon Financial Services Limited, UK Branch as the initial principal paying agent and any other paying agents named in it, are available for inspection during usual business hours at the principal office for the time being of the Trustee (presently at Fifth Floor, 125 Old Broad Street, London EC2N 1AR) and at the specified offices of the principal paying agent for the time being (the "Principal Paying Agent") and any other paying agents for the time being (the "Paying Agents", which expression shall include the Principal Paying Agent). The Bondholders and the holders of the Coupons (whether or not attached to the relevant Bonds) (the "Couponholders") are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

1	Form, Denomination and Title

(a)	Form and denomination: The Bonds are serially numbered and in bearer form in the denomination of £100, each with Coupons attached on issue.

(b)	Title: Title to the Bonds and Coupons passes by delivery. The holder of any Bond or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.

2	Status and Subsidiary Guarantors

(a)	Status: The Bonds and Coupons constitute unconditional, unsubordinated and (subject to Condition 3(a)) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Bonds and the Coupons (and, if any, of the Subsidiary Guarantors (as defined below), from time to time, under any Guarantee) shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 3(a), at all times rank at least equally with all its (or their respective, as the case may be) other present and future unsecured and unsubordinated obligations.

(b)	Provision of a Guarantee: Subject to the provisions of Conditions 2(d) and 3(a), any Subsidiary (as defined in Condition 3(i)) of the Issuer which becomes a Subsidiary Guarantor pursuant to Condition 2(c) below will unconditionally and irrevocably guarantee, on a joint and several basis, the due payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Bonds and the Coupons (any such Subsidiary, a “Subsidiary Guarantor”, and each such obligation in that respect individually and/or collectively referred to as, a “Guarantee”).

(c)	Addition of Subsidiary Guarantors: Without prejudice to Conditions 2(e) or 11(c), if (A) any Subsidiary of the Issuer becomes a borrower or provides a guarantee or indemnity, as the case may be, in respect of any Relevant Non-Indian Indebtedness (as defined in Condition 2(f)) or (B) any Non-Indian Subsidiary (as defined in Condition 3(i)) of the Issuer becomes a borrower or provides a guarantee or indemnity, as the case may be, in respect of any Relevant Indebtedness, subject in each case to Condition 2(e), the Issuer covenants that it shall procure that such Subsidiary shall at the same time as, or prior to the date of, becoming a borrower or giving such guarantee or indemnity provide a Guarantee in respect of the Trust Deed, the Bonds and the Coupons by procuring the delivery to the Trustee of a deed of accession substantially in the form scheduled to the Trust Deed or otherwise as the Trustee may agree to, duly executed and delivered, and relevant legal opinions in a form satisfactory to the Trustee having been delivered to the Trustee as it may require in accordance with the Trust Deed. The Issuer shall promptly provide advanced written notice to the Trustee of any proposed addition of such borrower or accession of such guarantor under or in respect of any Relevant Non-Indian Indebtedness and/or Relevant Indebtedness, as applicable. Notice of any addition of a Subsidiary Guarantor pursuant to this Condition 2(c) will promptly be given by the Issuer to the Bondholders in accordance with Condition 15.

(d)	Release of Subsidiary Guarantors: A Subsidiary Guarantor for the time being which is no longer a borrower, a guarantor or otherwise liable and is no longer required to provide a guarantee or indemnity in respect of (A) any Relevant Non Indian Indebtedness and/or (B) any Relevant Indebtedness shall be immediately, automatically and (subject always to Condition 2(c)) irrevocably released and relieved of all of its obligations under any Guarantee and all of its future obligations as a Subsidiary Guarantor under the Trust Deed without any prejudice to any obligations which may have accrued prior to that time upon the Issuer giving written notice to the Trustee signed by two directors of the Issuer to that effect upon which the Trustee may rely without liability to any person. Any such notice must also contain the following certifications to the Trustee:

(i)	that no Event of Default or Potential Event of Default is continuing or will result from the release of that Subsidiary Guarantor; and

(ii)	that such Subsidiary Guarantor is not (or will cease to be simultaneously with such release) a borrower under or providing any guarantee or indemnity in respect of any Relevant Non-Indian Indebtedness (in the case of any Subsidiary of the Issuer) and/or any Relevant Indebtedness (in the case of any Non-Indian Subsidiary), as applicable.

Neither the Issuer nor any Subsidiary Guarantor will be required to execute or provide any other document or certification in relation to any release pursuant to this Condition 2(d) but, if the Issuer requests in writing, the Trustee shall enter into any documentation in relation to the release of any Subsidiary Guarantor which the Issuer reasonably considers to be necessary or desirable and in a form satisfactory to the Trustee to evidence the release of that Subsidiary Guarantor; provided that, the Trustee shall not be obliged to enter into any documentation which, in the sole opinion of the Trustee, would have the effect of:

(A)	exposing the Trustee to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction; or

(B)	increasing the obligations or duties of the Trustee in the Trust Deed, the Agency Agreement, the Bonds or the Coupons.

If any Subsidiary of the Issuer released from providing a Guarantee as described above subsequently becomes a borrower or provides a guarantee or indemnity in respect of any Relevant Non-Indian Indebtedness (in the case of any Subsidiary of the Issuer) and/or any Relevant Indebtedness (in the case of any Non-Indian Subsidiary) at any time after such release, such Subsidiary will again be required to provide a Guarantee as described in Condition 2(c). Notice of any release of a Subsidiary Guarantor pursuant to this Condition 2(d) will promptly be given by the Issuer to the Bondholders in accordance with Condition 15.

(e)	Limitation on Guarantees: The obligation of the Issuer to procure the provision of a Guarantee from a relevant Subsidiary of it contained in Condition 2(c) shall not apply in circumstances where the relevant Subsidiary is for the time being prohibited by mandatory provisions of applicable law from providing a Guarantee with respect to the Bonds; provided that, (A) the Issuer has used all reasonable endeavours (without requiring the Issuer to procure any change in jurisdiction of incorporation of any such Subsidiary) to enable such Subsidiary to provide a Guarantee with respect to the Bonds not subject to any such prohibition and certifies such to the Trustee in a certificate signed by two directors and delivers a legal opinion to such effect satisfactory to the Trustee and (B) if such prohibition ceases to apply pursuant to applicable law, the Issuer shall promptly but in any event within 30 days thereof cause that Subsidiary to provide a Guarantee in respect of the Trust Deed, the Bonds and the Coupons in accordance with the provisions of Condition 2(c) applicable to it.

(f)	Definitions: In these Conditions:

"Indian Rupee" refers to the currency of the Republic of India;

"Potential Event of Default" means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 8 or the Trust Deed become an Event of Default;

"Relevant Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, (A) acceptance under any Credit Facility and (B) bonds, notes, debentures, loan stock or other securities, including privately placed securities, in each case which for the time being are, or are intended to be or are capable of being, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market; in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured (including with respect to structures or contractual subordination), replaced, renewed, repaid, increased or extended from time to lime (whether in whole or in part, whether with the original banks, lenders, investors or institutions or other banks, lenders, investors or institutions or otherwise, with any alternative or further Relevant Indebtedness) but, in each case, not including any indebtedness owed to another member or members of the Group. Without limiting the generality of the foregoing, the term 'Relevant Indebtedness' shall include any agreement or deed (1) changing the maturity of any indebtedness incurred thereunder or contemplated thereby, (2) the addition or removal of borrowers or guarantors thereunder, (3) increasing or decreasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions of any of them; and

"Relevant Non-Indian Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, (A) acceptance under any Credit Facility of a Non-Indian Subsidiary (each as defined in Condition 3(i)) and (B) bonds, notes, debentures, loan stock or other securities, including privately placed securities, in each case which (x) are denominated in a currency other than Indian Rupees or are by their terms payable, or confer a right to receive payment, in any currency other than Indian Rupees, or are denominated or payable in Indian Rupees and more than 50 per cent. of the aggregate principal amount thereof is initially distributed outside India, and (y) for the time being are, or are intended to be or are capable of being, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market; in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured (including with respect to structures or contractual subordination), replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders, investors or institutions or other banks, lenders, investors or institutions or otherwise, with any alternative or further Relevant Non-Indian Indebtedness) but, in each case, not including any indebtedness owed to another member or members of the Group (as defined in Condition 3(i)). Without limiting the generality of the foregoing, the term 'Relevant Non-Indian Indebtedness' shall include any agreement or deed (1) changing the maturity of any indebtedness incurred thereunder or contemplated thereby, (2) the addition or removal of borrowers or guarantors thereunder, (3) increasing or decreasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions of any of them.

(g)	Trustee not obliged to monitor: The Trustee shall not be obliged to monitor compliance by the Issuer with Conditions 2(c), 2(d) or 2(e) and shall have no liability to any person for not doing so. The Trustee shall be entitled to rely, without liability to any person, on any certificate or notice of the Issuer provided under this Condition 2, and until it receives such notice shall assume that no other Subsidiary of the Issuer has become a borrower or provided a guarantee or an indemnity in respect of any Relevant Non-Indian Indebtedness and/or any Relevant Indebtedness.

3	Covenants and Undertakings

(a)	Negative Pledge: So long as any Bond or Coupon remains outstanding (as defined in the Trust Deed), neither the Issuer nor any Subsidiary Guarantor will, and each will ensure that none of its respective Non-Indian Subsidiaries or Non-Indian Finance Vehicles, if any, (each as defined in Condition 3(i)) will, create, assume or permit to subsist, as security for Debt of any Person, any Security other than any Permitted Security upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) without at the same time or prior thereto procuring that all amounts payable under the Bonds and the Coupons are secured equally and rateably with the Debt secured by such Security to the satisfaction of the Trustee or that such other Security is provided or such other arrangement (whether or not including the giving of Security) is made as either (i) the Trustee shall, in its absolute discretion, deem not materially less beneficial to the interests of the Bondholders or (ii) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

(b)	Financial Covenant (Leverage Ratio): So long as any Bond or Coupon remains outstanding, the Issuer shall in ensure that, as at and for the Measurement Period ending on each Reference Date (as defined in Condition 3(i)), the Leverage Ratio is less than 3.5 : 1.0.

(c)	Financial Covenant (Fixed Charge Cover Ratio): So long as any Bond or Coupon remains outstanding, the Issuer will not, and will not permit any Subsidiary of it to, directly or indirectly, Incur any Debt, including Acquired Debt, or issue Preferred Stock; provided however, that the Issuer or any Subsidiary of it may Incur Debt (including Acquired Debt) or issue Preferred Stock if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Fixed Charge Cover Ratio would be equal to or greater than 2.0 : 1.0.

Notwithstanding the foregoing, this Condition 3(c) will not prohibit the Incurrence of any of the following Debt:

(i)	the Incurrence by the Issuer or any of its Subsidiaries of intercompany Debt between or among the Issuer or any of its other Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Subsidiary ceasing to be a Subsidiary of the Issuer and any such Debt thus being held by a Person other than the Issuer or any of its other Subsidiaries or any subsequent transfer of such Debt (other than to the Issuer or a Subsidiary of the Issuer), shall be deemed, in each case in respect of such Debt, to constitute the Incurrence of such Debt which was not permitted by this sub-paragraph (i) and (B) if the Issuer is the obligor in respect of such Debt, such Debt is unsecured and ranks pari passu with or is contractually subordinated to the Bonds;

(ii)	Debt under the Bonds (other than any Additional Bonds) and the Guarantee, if any, in respect of them;

(iii)	Debt, other than Debt described in sub-paragraphs (i), (ii), (iii), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi) and (xvii) of this paragraph, outstanding as of the Issue Date;

(iv)	Refinancing Debt described in sub-paragraph (iii) or this sub-paragraph (iv);

(v)	Hedging Obligations entered into in the ordinary course of business and including any such Hedging Obligations Incurred in connection with the issuance of the Bonds;

(vi)	Debt in respect of bid, performance, completion, surety or appeal bonds or guarantees of any of the foregoing, VAT Guarantees, or similar instruments, in each case given in the ordinary course of business (including the expansion of business into new territories);

(vii)	Debt in respect of workers' compensation claims and self-insurance obligations;

(viii)	Debt in respect of bankers' acceptances and letters of credit or similar credit transactions (including guarantees or indemnities related thereto) in the ordinary course of business including the expansion of business into new territories;

(ix)	Debt arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Debt is covered within five Business Days in the place where the account against which the cheque, draft or similar instrument is drawn is held;

(x)	Debt consisting of advance or extended payment terms in the ordinary course of business (including Trade Payables);

(xi)	Debt owed to banks or other financial institutions Incurred in the ordinary course of business of the Issuer and its Subsidiaries maintained with such banks or financial institutions and which arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Subsidiaries;

(xii)	the guarantee by the Issuer of Debt of any Subsidiary of the Issuer that was permitted to be Incurred by another provision of this Condition 3(c); provided that, if the Debt being guaranteed is subordinated in right of payment to the Bonds or the guarantee, if any, then such guarantee shall be subordinated to the same extent as the Debt guaranteed;

(xiii)	Debt of any other Person Incurred and outstanding on or prior to the date on which such other Person was acquired by the Issuer or a Subsidiary of the Issuer (the "Acquiring Subsidiary") (other than Debt Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of the Issuer or was otherwise acquired by the Issuer or the Acquiring Subsidiary); provided, however, that on the date that such Person is acquired by the Issuer or the Acquiring Subsidiary, (A) such Person becomes a Subsidiary of the Issuer and (B) the Issuer would have been able to Incur such Debt pursuant to the first paragraph of this Condition 3(c);

(xiv)	Debt arising from agreements of the Issuer or a Subsidiary of it providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Issuer other than Debt Incurred by any Person acquiring all or a portion of such business, assets or a Subsidiary of the Issuer for the purpose of financing such acquisition; provided that (A) such Debt is not reflected on the balance sheet of the Issuer or any Subsidiary of it (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on such balance sheet will not be deemed to be reflected on such balance sheet for purposes of this sub-paragraph (A)) and (B) the maximum assumable liability in respect of all such Debt shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Subsidiaries in connection with such disposition;

(xv)	Debt represented by Finance Leases entered into by the Issuer and its Subsidiaries in the ordinary course of business which does not exceed U.S.$1,000,000 (or the foreign currency equivalent thereof) in the aggregate at any one time outstanding;

(xvi)	any Bond Refinancing Debt; and

(xvii)	additional Debt of the Issuer or any Subsidiary of the Issuer in an aggregate principal amount which does not exceed U.S.$5,000,000 (or the foreign currency equivalent) at any time outstanding.

For the purposes of determining compliance with this covenant, in the event that an item of proposed Debt meets the criteria of more than one of the categories described in sub-paragraphs (i) through (xvii) above, or is entitled to be Incurred pursuant to the first paragraph of this Condition 3(c), the Issuer will be permitted to classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this Condition 3(c) except that any Debt Incurrence under sub-paragraph (i) through (xvii) of the second paragraph of this Condition 3(c) may not be reclassified as Incurred pursuant to the first paragraph of this Condition 3(c) unless it could have been so Incurred on the date of its Incurrence. The accrual of interest, the accretion or amortisation of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued. Notwithstanding any other provision of this Condition 3(c), the maximum amount of Debt that the Issuer or any Subsidiary of it may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations from time to time in exchange rates or currency values.

The amount of any Debt outstanding as of any date will be:

(A)	the accreted value of the Debt, in the case of any Debt issued with original issue discount;

(B)	in respect of Debt of another Person secured by Security on the assets of the specified Person, the lesser of:

(x)    the fair market value of such asset at the date of determination; and

(y)    the amount of the Debt of the other Person;

(C)	the greater of the liquidation preference or the maximum fixed redemption or repurchase price of the Disqualified Stock, in the case of Disqualified Stock; and

(D)	the principal amount of the Debt, in the case of any other Debt.

For purposes of the foregoing, the "maximum fixed redemption or repurchase price" of any Disqualified Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed or repurchased on any date of determination

(d)	Covenant Suspension: If, on any date following the Issue Date, the Bonds have an investment grade rating from at least two Rating Agencies (as defined in Condition 5(c)) and no Event of Default or Potential Event of Default has occurred and is continuing (a "Suspension Event"), then, beginning on that day and continuing until such time, if any, at which the Bonds cease to have an investment grade rating from at least two of the Rating Agencies, the covenants contained in Condition 3(b) (Financial Covenant (Leverage Ratio)) and Condition 3(c) (Financial Covenant (Fixed Charge Cover Ratio)) will not apply. However such covenants will be reinstituted and apply according to their respective terms as of and from the first day on which a Suspension Event ceases to be in effect. Such covenant will not, however, be of any effect with regard to actions of the Issuer properly taken in compliance with the provisions of the Trust Deed during the continuance of the Suspension Event.

(e)	Merger, Consolidation and Sale of Substantially all Assets: The Issuer shall not consolidate, merge or amalgamate with or into (whether or not the Issuer is the surviving corporation), or sell, assign or convey, transfer, lease, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets (determined on a consolidated basis for it and its Subsidiaries) to, another Person, unless:

(i)	the resulting, surviving or transferee Person, if other than the Issuer (the "Successor"), shall be a Person organised and existing under the laws of the Isle of Man or England & Wales or Australia or any member state of the European Union as of 1 January 2004 or any State of the United States and shall expressly assume, by a supplement to the Trust Deed, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Issuer in respect of the Bonds and Coupons and under the Trust Deed;

(ii)	immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Issuer or the Successor, as applicable, or any Subsidiary of the Issuer or the Successor, as the case may be, as a result of such transaction as having been Incurred by the Issuer or the Successor or such Subsidiary at the time of such transaction) no Event of Default or Potential Event of Default (as defined in Condition 2(f)) shall have occurred and be continuing;

(iii)	immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Issuer or the Successor, as applicable, or any Subsidiary of the Issuer or the Successor, as the case may be, as a result of such transaction as having been Incurred by the Issuer or the Successor or such Subsidiary at the time of such transaction), the Issuer or, as the case may be, the Successor could Incur at least £1 of additional Debt pursuant to the first paragraph of the covenant in Condition 3(c) (Financial Covenant (Fixed Charge Coverage Ratio)); and

(iv)	the Issuer shall have first delivered to the Trustee (x) a certificate signed by two directors of the Issuer stating that such consolidation, merger, amalgamation or sale, assignment, conveyance, transfer, lease or other disposition and such supplement to the Trust Deed (if any) comply with the provisions of this Condition 3(e) and (y) an opinion(s) of independent legal advisers of recognised standing as to all relevant laws in a form(s) satisfactory to the Trustee and opining as to the matters referred to in (x) above.

The Successor shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under the Trust Deed. Except in the case of a lease, the Issuer shall be relieved of all obligations and covenants under the Trust Deed and the Bonds.

Nothing contained in the foregoing restrictions on merger, consolidation, amalgamation and asset transfers shall prohibit any Subsidiary of the Issuer from consolidating or amalgamating with, merging with or into, or transferring all or part of its properties and assets to the Issuer or another Subsidiary of the Issuer provided that, after giving effect to any such merger, consolidation, amalgamation or asset transfer, no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom.

(f)	Financial Information Reporting: As soon as they may become available, (i) but in any event within four months of its most recent financial year-end, the Issuer shall send to the Trustee a copy of its audited annual Consolidated Financial Statements for such financial year, together with the report thereon of the Issuer's independent auditors and (ii) within two months of each Reference Date other than the Issuer's financial year-end date, the Issuer shall send to the Trustee a copy of its unaudited interim Consolidated Financial Statements for such semi-annual or quarterly period, as the case may be.

(g)	Compliance Certificate: The Issuer shall, concurrently with the delivery of each of the annual, semi-annual and quarterly Consolidated Financial Statements referred to in Condition 3(f) and within 14 days of any request by the Trustee, provide to the Trustee a certificate signed by two directors of the Issuer confirming compliance with the covenants contained in Conditions 3(b) and 3(c) with respect to the most recent Reference Date.

(h)	Trustee not obliged to Monitor: The Trustee shall be under no obligation to monitor compliance by the Issuer with any of the covenants, restrictions or provisions set out in this Condition 3 and shall have no liability to any person as a result of any failure to monitor such compliance. The Trustee shall be entitled to rely without liability to any person and without further enquiry on a certificate provided by the Issuer pursuant to Condition 3(g) above as to compliance or non compliance (as the case may be) with such covenants as aforesaid.

(i)	Definitions: In these Conditions:

"Acquired Debt" means Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of the Issuer, whether or not such Debt is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, the Issuer;

"Additional Bonds" means any further securities issued at any time as described in Condition 14 and forming a single series with the Bonds;

"Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (x) the sum of the products of (a) the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Debt or scheduled redemption, multiplied by (b) the amount of such payment, by (y) the sum of all such payments;

"Bond Refinancing Debt" means Debt Incurred by the Issuer or a Subsidiary of it where the Issuer gives notice to the Trustee not later than 15 days after the Incurrence of such Debt that such Debt is intended to be utilised to refinance (as defined in the definition of Refinancing Debt) any Eurobond outstanding on the date of that Incurrence, provided that:

(i)	the notice to the Trustee shall specify the Eurobond which is intended to be so refinanced (the "Designated Debt");

(ii)	the Bond Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Designated Debt;

(iii)	the Bond Refinancing Debt is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of:

(A)	the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Designated Debt; plus

(B)	unpaid interest, prepayment penalties, redemption or repurchase premiums, defeasance costs, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith;

(for the avoidance of doubt, the Bond Refinancing Debt may be part of a larger Incurrence of Debt provided that there is compliance with the provisions of Condition 3(c) (Financial Covenant (Fixed Charge Coverage Ratio));

"Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place;

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, and all rights to purchase, warrants, options or other equivalents with respect to any of the foregoing, but excluding any debt securities convertible into or exchangeable for such equity;

"Consolidated Adjusted EBITDA" means the consolidated profit before taxation of the relevant Person for a period, adjusted by:

(i)	adding back Consolidated Interest Expense and depreciation and amortisation (excluding amortisation of capitalised film content and debt issuance costs) for such period;

(ii)	excluding any exceptional items, and any amount attributable to minority interests for such period;

(iii)	adding back any non-cash charges by virtue of lAS 19 (Employee benefits); and

(iv)	further adjusted for impairments of available-for-sale financial assets, profit or loss on held for trading liabilities (including profit or loss on derivatives), transaction costs related to equity transactions, and share based payments.

"Consolidated Financial Statements" means the Issuer's audited annual consolidated financial statements or its unaudited semi-annual or quarterly financial statements, as the case may be, including the relevant accounting policies and notes to the accounts and in each case prepared in accordance with IFRS from time to time (and if there has been an change in the accounting policies since the Issue Date, the Consolidated Financial Statements shall be accompanied by a description of any change necessary for 'Operating profit' to reflect the same under IFRS as at the Issue Date);

"Consolidated Interest Expense" means, with respect to a Person for any period, the sum, without duplication, of:

(i)	the consolidated finance cost of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortisation of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Leases, commissions, discounts and other fees and charges in respect of letters of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in accordance with IFRS but excluding any gain or loss that would be reflected in consolidated interest expense as a result of purchases of Debt by way of tender or open market purchases; plus

(ii)	the consolidated finance cost of such Person and its Subsidiaries that was capitalised during such period; plus

(iii)	any finance cost (in respect of the Relevant Secured Debt Amount in the case of (B)) on Debt of another Person that is (A) guaranteed by such Person or any of its Subsidiaries or (B) secured by Security on assets of such Person or any of its Subsidiaries, in each case whether or not such guarantee or Security is called upon, plus:

(iv)	any dividend payments, whether in cash or otherwise, on any Preferred Stock of such Person or any of its Subsidiaries other than:

(A)	dividend payments paid solely in Capital Stock (other than Disqualified Stock or options, warrants or rights to acquire Disqualified Stock); or

(B)	to such Person or any of its Subsidiaries; but deducting

(v)	any finance cost attributable to minority interests for such period;

"Consolidated Operating Profit" means, with respect of the Group for any period, 'Operating profit' for the Group as shown in the income statement of the Consolidated Financial Statements for such period;

"Credit Facility" or "Credit Facilities" means one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) (in each case, whether drawn or otherwise) providing for revolving credit loans, term loans, notes or letters of credit together with any related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that, for the avoidance of doubt, such increase in borrowings is permitted by the covenant described under Condition 3(b) (Financial Covenant (Fixed Charge Coverage Ratio))) all or any portion of the Debt under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more debt facilities or commercial paper facilities, indentures or other agreements or deeds, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters of credit;

"Currency Exchange Protection Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates;

"Debt" means, with respect to any Person on any date of determination (without duplication):

(i)	the principal of and any premium in respect of:

(A)	Debt of such Person for monies borrowed; and

(B)	Debt evidenced by bonds, notes, debentures, loan stock or other similar instruments for the payment of which such Person is responsible or liable;

(ii)	all Finance Leases of such Person;

(iii)	all the principal of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(iv)	the principal of any Debt arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset and where the deferred and unpaid purchase price of such asset is due more than six months after acquisition thereof;

(v)	all obligations of such Person in respect of bid, performance, advanced payment, completion, surety or appeal bonds or guarantees or counter indemnities of any of the foregoing, VAT Guarantees or similar instruments and all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (including guarantees or indemnities related thereto);

(vi)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person (but excluding, in each case, any accrued dividends);

(vii)	all obligations of the type referred to in sub-paragraphs (i) through (vi) of other Persons and all dividends of other Persons for, the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(viii)	all obligations of the type referred to in sub-paragraphs (i) through (vi) of other Persons secured by any Security on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured (the "Relevant Secured Debt Amount"); and

(ix)	to the extent not otherwise included in this definition, Hedging Obligations of such Person;

"Designated Debt" has the meaning given in the definition of Bond Refinancing Debt;

"Disqualified Stock", with respect to any Person, means any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the stated maturity of the Bonds;

(ii)	is convertible or exchangeable at the option of the holder for Debt or Disqualified Stock; or

(iii)	is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Bonds, and any Preferred Stock of a Subsidiary of the Issuer, provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer or a Subsidiary of it to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Bonds shall not constitute Disqualified Stock if:

(A)	the "change of control" provisions applicable to such Capital Stock are not more favourable to the holders of such Capital Stock than the terms applicable to the Bonds and described under Condition 5(c); and

(B)	any such requirement only becomes operative after compliance with such terms applicable to the Bonds, including the redemption or purchase of any Bonds tendered pursuant thereto.

If Capital Stock is issued to any plan for the benefit of directors, officers or employees of the Issuer or any of its Subsidiaries or by any such plan to such directors, officers or employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any Subsidiary of it in order to satisfy applicable statutory or regulatory obligations;

"Eurobond" means any Debt Incurred by the Issuer or a Subsidiary of it and evidenced by bonds (including the Bonds and any Additional Bonds), notes, debentures, loan stock or other similar transferable securities;

"Finance Lease" means an obligation that is required to be classified and accounted for as a capital or finance lease for financial reporting purposes in accordance with IFRS and the amount of Debt represented by such obligation shall be the capitalised amount of such obligation determined in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease;

"Fixed Charge Coverage Ratio" as of any date of determination (the "Transaction Date") means the ratio of (x) the aggregate amount of Consolidated Adjusted EBITDA of the Issuer and its Subsidiaries for the most recent Measurement Period to (y) Consolidated Interest Expense of the Issuer and its Subsidiaries for such Measurement Period; provided that:

(i)	if the Issuer or any Subsidiary of it has Incurred any Debt (other than revolving credit borrowings) since the beginning of such period that remains outstanding on such Transaction Date or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Incurrence of Debt, or both, Consolidated Adjusted EBITDA and Consolidated Interest Expense of the Issuer and its Subsidiaries for such period shall be calculated after giving effect on a pro forma basis to (i) such Debt as if such Debt had been Incurred on the first day of such period and (ii) the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period;

(ii)	if the Issuer or any Subsidiary of it has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of such period or if any Debt is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Debt Incurred under any revolving credit facility unless such Debt has been permanently repaid and has not been replaced) on the Transaction Date, Consolidated Adjusted EBITDA and Consolidated Interest Expense of the Issuer and its Subsidiaries for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Subsidiary had not earned the interest income actually earned during such period in respect of cash or cash equivalents used to repay, repurchase, defease or otherwise discharge such Debt;

(iv)	if, since the beginning of such period, the Issuer or any Subsidiary of it shall have made any asset disposition, the Consolidated Adjusted EBITDA of the Issuer and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) of the Issuer and its Subsidiaries directly attributable to the assets which are the subject of such asset disposition for such period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) of the Issuer and its Subsidiaries directly attributable thereto for such period and Consolidated Interest Expense of the Issuer and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Interest Expense of the Issuer and its Subsidiaries directly attributable to any Debt of the Issuer or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Subsidiaries in connection with such asset disposition for such period (or, if the Capital Stock of any Subsidiary of it is sold, the Consolidated Interest Expense of the Issuer and its Subsidiaries for such period directly attributable to the Debt of such Subsidiary to the extent the Issuer and its continuing Subsidiaries are no longer liable for such Debt after such sale);

(v)	if since the beginning of such period the Issuer or any Subsidiary of it shall have made an investment in any Subsidiary of it (or any Person who becomes a Subsidiary of the Issuer) or an acquisition of assets, including cash equivalents and any acquisition of assets occurring in connection with a transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA and Consolidated Interest Expense of the Issuer and its Subsidiaries for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt in accordance with sub-paragraph (i) above and the increase to the Consolidated Adjusted EBITDA (if positive) of the Issuer and its Subsidiaries directly attributable to such investment or acquisition or a reduction of the Consolidated Adjusted EBITDA (if negative) of the Issuer and its Subsidiaries directly attributable to such investment or acquisition) as if such investment or acquisition occurred on the first day of such period; and

(vi)	if since the beginning of such period any person that subsequently became a Subsidiary of the Issuer or was merged with or into the Issuer or any Subsidiary of it since the beginning of such period shall have made any asset disposition, investment or acquisition of assets that would require an adjustment pursuant to sub-paragraph (iii) or (iv) above if made by the Issuer or a Subsidiary of it during such period, Consolidated Adjusted EBITDA and Consolidated Interest Expense of the Issuer and its Subsidiaries for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt in accordance with sub paragraph (i) above) as if such investment or acquisition occurred on the first day of such period.

For purposes of this definition of Fixed Charge Cover Ratio, whenever pro forma effect is to be given to an investment or an acquisition or disposition of assets. the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Debt Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Debt bears a floating rate of interest and is being given pro forma effect. the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Debt if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months);

"Group" means the Issuer and its Subsidiaries taken as a whole;

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement or Currency Exchange Protection Agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise;

"IFRS" means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board from time to time to the extent applicable to the relevant financial statements;

"Incur" means, with respect to any Debt or other obligation, to incur (including by conversion, exchange or otherwise), create, issue, assume, guarantee or otherwise become liable for or with respect to. or become responsible for, the payment of, contingently or otherwise, such Debt, including, for the avoidance of doubt, by acquisition of Subsidiaries or by the acquisition of any asset securing any Debt (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing);

"Interest Rate Protection Agreement" means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement. interest rate collar agreement. interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates;

"Leverage Ratio" means the ratio of Debt of the Eros India Group to Consolidated Operating Profit of the Group, where "Debt of the Eros India Group" means the aggregate of all Debt of Eros International Media Limited (India) and its Subsidiaries taken as a whole (other than Debt owed to another member of the Group) at the relevant time;

"Measurement Period" means the most recently ended four fiscal quarters for which Consolidated Financial Statements or management accounts of the Issuer are available;

"Minimum Rating" means a credit rating of either "A-1" or higher by S&P or "F1" or higher by Fitch or "P-1" or higher by Moody's (each as defined in Condition 5(c));

"Non-Indian Finance Vehicle" means any Person. whether or not owned, in whole or part, by the Issuer or any other member of the Group, (A) established for the purpose of and engaged exclusively in the business of Incurring Debt, guaranteed by the Issuer or any other member of the Group and loaning the proceeds thereof to any Subsidiary of the Issuer which is incorporated in India, (B) whose only material liabilities are the Debt so Incurred by it from time to time and whose only material assets are such loans made by it from time to time and (C) who is not incorporated in India;

"Non-Indian Subsidiary" means a Subsidiary of the Issuer which is not incorporated in India;

"Permitted Security" means:

(i)	any Security existing at the Issue Date or ans1ng from contractual commitments existing as at the Issue Date, provided that the principal amount secured by such Security has not been increased since the Issue Date;

(ii)	any Security on assets acquired by the Issuer or a Non-Indian Subsidiary member of the Group after the Issue Date provided that (a) any such Security is in existence prior to the contemplation of such acquisition and
(b)	the amount secured by such Security does not exceed, at any time, the amount secured thereby as at the date of acquisition;

(iii)	any Security on assets of a company which becomes a Non-Indian Subsidiary member of the Group after the Issue Date provided that (a) any such Security is in existence prior to the contemplation of such company becoming a Non-Indian Subsidiary member of the Group and (b) the amount secured by such Security does not exceed, at anytime, the amount secured thereby as at the date such company becomes a Non-Indian Subsidiary member of the Group;

(iv)	any Security created for the purpose of securing a counter-indemnity or any other obligations provided by any Non-Indian Subsidiary member of the Group in connection with the issuance of any performance bonds, advance payment bonds or documentary letters of credit arising in the ordinary course of its business;

(v)	any Security imposed by mandatory provisions of applicable law, including under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related to obligations (including pledges and deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(vi)	any Security securing Hedging Obligations so long as the related Debt is, and is permitted to be incurred under these Conditions, secured by Security on the same property securing the Hedging Obligations;

(vii)	Security on property or assets under construction (and related rights) in favour of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(viii)	Security arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the same of goods entered into in the ordinary course of business;

(ix)	any Security relating to banker's right of set-off, right to combine accounts or any analogous right which any bank or other financial institution may have relating to any credit balance, deposit accounts or other funds of the Issuer or any of its Non-Indian Subsidiaries;

(x)	any Security created as security for any Debt Incurred solely for the purpose of any extension of maturity, renewal or refinancing of any indebtedness secured by Security permitted by (i) to (ix) above; and

(xi)	any Security created as security for any Debt not covered by paragraphs (i) through (x) provided that the aggregate principal amount of all Debt secured by any such Security does not, on the date of creation of the latest such Security or, as the case may be, the assumption of any such additional Debt, exceed U.S.$5,000,000 (or the foreign currency equivalent thereof).

"Person" means, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

"Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any series (however designated) which matures before 15 October 2021 and which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other series of such corporation;

"Reference Date" means such annual, semi-annual or quarterly date or dates, as the case may be, at which the Issuer prepares its audited annual Consolidated Financial Statements or its unaudited semi-annual or quarterly, as the case may be, Consolidated Financial Statements, and, as at the Issue Date, those Reference Dates are 31 March, 30 June, 30 September and 31 December in each year;

"Refinancing Debt" means Debt that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinance" and "refinanced" shall each have a correlative meaning) already existing Debt; provided that, except in the case of Debt that refinances all of the outstanding Bonds (including upon redemption or purchase pursuant to Condition 5(e)):

(i)	the Refinancing Debt has a Stated Maturity no earlier than any Stated Maturity of the Debt being refinanced;

(ii)	the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refinanced; and

(iii)	such Refinancing Debt is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of:

(A)	the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Debt being refinanced (including, with respect to both the Refinancing Debt and the Debt being refinanced, amounts then outstanding and amounts available thereunder); plus

(B)	unpaid interest, prepayment penalties, redemption or repurchase premiums, defeasance costs, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith;

"Relevant Secured Debt Amount" has the meaning given to that term in the definition of "Debt";

"Security" means any mortgage, charge, pledge, lien or other security interest or encumbrance other than an encumbrance arising solely by operation of law; and, for the avoidance of doubt, any contractual rights of set-off of accounts or combination of accounts shall not be or be deemed to be Security;

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the redemption or repurchase of such security upon the happening of any contingency);

"Subsidiary" of any Person means any entity whose financial statements at any time are required by law or in accordance with generally accepted accounting principles to be fully consolidated with those of such Person;

"Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services; and

"VAT Guarantee" means a guarantee in respect of value-added tax.

4	Interest

The Bonds bear interest from and including the Issue Date at the rate of 6.50 per cent. per annum, payable semi-annually in arrear in equal instalments of £3.25 per £100 nominal amount of the Bonds on 15 April and 15 October in each year (each, an "Interest Payment Date"). Each Bond will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event the relevant Bond shall continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (b) the day seven days after the Trustee or the Principal Paying Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions.

If interest is to be calculated in respect of a period which is equal to or shorter than an Interest Period (as defined below), the day-count fraction used will be the number of days in the relevant period, from and including the date from which interest begins to accrue to but excluding the date on which it falls due, divided by two times the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last).

The period beginning on and including the Issue Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is called an "Interest Period".

Interest in respect of any Bond shall be calculated per £100 in nominal amount of the Bonds. The amount of interest payable per £100 for any period shall, save as provided above in relation to equal instalments, be equal to the product of 6.50 per cent., £100 and the day-count fraction for the relevant period, rounding the resulting figure to the nearest penny (half a pence being rounded upwards).

5	Redemption and Purchase

(a)	Final redemption: Unless previously redeemed or purchased and cancelled the Bonds will be redeemed at their nominal amount on 15 October 2021. The Bonds may not be redeemed at the option of the Issuer other than in accordance with this Condition 5.

(b)	Redemption for taxation reasons: The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 15 (which notice shall be irrevocable), at their nominal amount, (together with interest accrued to but excluding the date fixed for redemption), if (i) the Issuer (or a Subsidiary Guarantor) satisfies the Trustee immediately prior to the giving of such notice that it has or will (or, in the case of a Subsidiary Guarantor, if its Guarantee were called) become obliged to pay additional amounts as provided or referred to in Condition 7 as a result of any change in, or amendment to, the laws or regulations of a relevant Tax Jurisdiction (as defined below), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer (or the Subsidiary Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer (or the Subsidiary Guarantor, as the case may be) would be obliged to pay such additional amounts were a payment in respect of the Bonds (or a Guarantee, as the case may be) then due. Prior to the publication of any notice of redemption pursuant to this Condition 5(b), the Issuer (or the Subsidiary Guarantor, as the case may be) shall deliver to the Trustee a certificate signed by two of its directors stating that the obligation referred to in (i) above cannot be avoided by the Issuer (or the Subsidiary Guarantor, as the case may be) taking reasonable measures available to it and the Trustee shall without liability to any person accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above, in which event it shall be conclusive and binding on the Bondholders and the Couponholders.

In these Conditions, "Tax Jurisdiction" means, in the case of the Issuer, the Isle of Man or any political division or authority therein or thereof having power to tax and, in the case of any Subsidiary Guarantor, any jurisdiction under the laws of which that Subsidiary Guarantor for the time being is treated as being resident for tax purposes, or any political division or authority therein or thereof having power to tax.

(c)	Redemption at the option of Bondholders following a Change of Control Put Event: A Change of Control Put Event will be deemed to occur if:

(i)	either (x) Mr Kishore Lulla and his family cease to be discretionary beneficiaries of Beech Investments Limited or (y) Beech Investments Limited ceases to control the Issuer ("control" for this purpose means the power or the ability to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise) (each such event being, a "Change of Control"); and

(ii)	on the date (the "Relevant Announcement Date") that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any), the Bonds carry:

(A)	an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better), from any Rating Agency whether provided by such Rating Agency at the invitation of the Issuer or at its own volition and such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse) (a "Non Investment Grade Rating") or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency; or

(B)	a Non-Investment Grade Rating from any Rating Agency whether provided by such Rating Agency at the invitation of the Issuer or at its own volition and such rating is, within the Change of Control Period, either downgraded by one or more rating categories (from Ba1 to Ba2 or such similar lowering) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded to its earlier credit rating or better by such Rating Agency; or

(C)	no credit rating and a Negative Rating Event also occurs within the Change of Control Period,

provided that if at the time of the occurrence of the Change of Control the Bonds carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then sub paragraph (A) will apply; and

(iii)	in making any decision to downgrade or withdraw a credit rating pursuant to paragraphs (A) and (B) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of Negative Rating Event, the relevant Rating Agency announces or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement.

If a Change of Control Put Event occurs, the holder of each Bond will have the option (a "Change of Control Put Option") (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Condition 5(b) above) to require the Issuer to redeem or, at the Issuer's option, purchase (or procure the purchase of) that Bond on the date (the "Change of Control Put Date") which is seven days after the expiration of the Change of Control Put Period (as defined below) at its nominal amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Change of Control Put Date.

Promptly upon, and in any event within 14 days after, the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-fifth in nominal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders, shall, (subject in each case to the Trustee being indemnified and/or secured and/or pre-funded to its satisfaction) give notice (a "Change of Control Put Event Notice") to the Bondholders in accordance with Condition 15 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.

To exercise the Change of Control Put Option, the holder of the Bond must deposit such Bond with any Paying Agent at its specified office at any time during normal business hours of such Paying Agent falling within the period (the "Change of Control Put Period") of 30 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a "Change of Control Put Notice"). No Bond so deposited and option so exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. The Issuer shall redeem or purchase (or procure the purchase of) the relevant Bonds on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled.

If 80 per cent. or more in nominal amount of the Bonds then outstanding have been redeemed or purchased pursuant to this Condition 5(c), the Issuer may, on giving not less than 30 nor more than 60 days' notice to the Bondholders (such notice being given within 30 days after the Change of Control Put Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Bonds at their nominal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by any of Moody's, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of "Change of Control Put Event" above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine, with the agreement of the Trustee, the rating designations of Moody's, Fitch or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moodys, Fitch or S&P and this Condition 5(c) shall be construed accordingly.

The Trustee is under no obligation to ascertain whether a Change of Control Put Event or Change of Control or Negative Rating Event or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control or Negative Rating Event has occurred, or to seek any confirmation from any Rating Agency pursuant to paragraph (iii) above or pursuant to the definition of Negative Rating Event below, and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume (without liability for so doing) that no Change of Control Put Event or Change of Control or other such event has occurred.

In these Conditions:

"Change of Control Period" means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Bonds are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration);

a "Negative Rating Event" shall be deemed to have occurred if at such time as there is no rating assigned to the Bonds by a Rating Agency (i) the Issuer does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Bonds, or any other unsecured and unsubordinated debt of the Issuer or (ii) if the Issuer does so seek and use such endeavours, it is unable to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being) by the end of the Change of Control Period;

"Rating Agency" means Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings Ltd. ("Fitch") or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("S&P") or any of their respective successors or any rating agency (a "Substitute Rating Agency") substituted for any of them by the Issuer from time to time with the prior written approval of the Trustee; and

"Relevant Potential Change of Control Announcement" means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs.

(d)	Notice of redemption: All Bonds in respect of which any notice of redemption is given under this Condition 5 shall be redeemed on the date specified in such notice in accordance with this Condition 5.

(e)	Purchase: The Issuer and its Subsidiaries may at any time purchase Bonds in the open market or otherwise at any price (provided that, if they should be cancelled under Condition 5(f) below, they are purchased together with all unmatured Coupons relating to them). The Bonds so purchased, while held by or on behalf of the Issuer or any such Subsidiary, shall not entitle the holder to vote at any meetings of the Bondholders or on any Written Resolution or Electronic Consent (each as defined in Condition 11(a)) and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Bondholders or for the purposes of Condition 11. Such Bonds may be held, re-sold or reissued or, at the option of the Issuer, surrendered to any Paying Agent for cancellation.

(f)	Cancellation: All Bonds so redeemed or purchased and to be cancelled pursuant to Condition 5(e) and any unmatured Coupons attached to or surrendered with them will be cancelled and may not be re-issued or resold.

6	Payments

(a)	Method of Payment: Payments of principal and interest will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of Bonds or the appropriate Coupons (as the case may be) at the specified office of any Paying Agent by pound sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in the United Kingdom. Payments of interest due in respect of any Bond other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Bond.

(b)	Payments subject to laws: Save as provided in Condition 7, payments will be made subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which the Issuer (or any Subsidiary Guarantor, as the case may be) and the Paying Agents agree to be subject and neither the Issuer nor any Subsidiary Guarantor will be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations and agreements. No commissions or expenses shall be charged to the Bondholders or Couponholders in respect of such payments.

(c)	Surrender of unmatured Coupons: Each Bond should be presented for redemption together with all unmatured Coupons relating to it, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of any such missing unmatured Coupon which the sum of principal so paid bears to the total nominal amount due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon not later than 10 years after the Relevant Date (as defined in Condition 7) for the relevant payment of principal.

(d)	Payments on business days: A Bond or Coupon may only be presented for payment on a day which is a business day in the place of presentation (and, in the case of payment by transfer to a sterling account, in London). No further interest or other payment will be made as a consequence of the day on which the relevant Bond or Coupon may be presented for payment under this Condition 6 falling after the due date. In this Condition 6, "business day" means a day on which commercial banks and foreign exchange markets are open for business in London.

(e)	Paying Agents: The initial Paying Agents and their initial specified offices are listed below these Conditions. The Issuer reserves the right at any time with the prior written approval of the Trustee to vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will maintain (i) a Principal Paying Agent, (ii) a Paying Agent having a specified office in London and/or in any other major European city approved by the Trustee and (iii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC (as amended from time to time) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any change in the Paying Agents or their specified offices will promptly be given to the Bondholders in accordance with Condition 15.

7	Taxation

All payments of principal and interest by or on behalf of the Issuer (or, as the case may be, any Subsidiary Guarantor) in respect of the Bonds and the Coupons (or under any Guarantee) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed, levied, collected, withheld or assessed by a relevant Tax Jurisdiction (as defined in Condition 5(b)), unless such withholding or deduction is required by law. In that event the Issuer (or, as the case may be, any Subsidiary Guarantor) shall pay such additional amounts as will result in receipt by the Bondholders and the Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Bond or Coupon:

(a)	Other connection: the holder of which is liable to such Taxes in respect of such Bond or Coupon by reason of his having some connection with the relevant Tax Jurisdiction other than the mere holding of the Bond or Coupon; or

(b)	Presentation more than 30 days after the Relevant Date: presented for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting such Bond or Coupon for payment on the last day of such period of 30 days; or

(c)	Payment to individuals: where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)	Payment by another Paying Agent: presented for payment by or on behalf of a Bondholder or a Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond or Coupon to another Paying Agent in a Member State of the European Union.

"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders. Any reference in these Conditions to principal and/or interest shall be deemed to include any additional amounts which may be payable under this Condition 7 or any undertaking given in addition to or substitution for it under the Trust Deed.

8	Events of Default

If any of the following events (an "Event of Default") occurs and is continuing the Trustee at its discretion may, and if so requested by holders of at least one-fifth in nominal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall, subject in each case to its being indemnified and/or secured and/or prefunded to its satisfaction, give notice to the Issuer that the Bonds are, and they shall immediately become, due and payable at their nominal amount together (if applicable) with accrued interest:

(a)	Non-Payment: the Issuer fails to pay any interest on any of the Bonds when due and such failure continues for a period of 14 days or

(b)	Breach of Other Obligations: the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days after notice of such default shall have been given to the Issuer by the Trustee or

(c)	Cross-Default: (i) any other present or future indebtedness of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (iii) the Issuer or any Subsidiary of it fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 8(c) have occurred equals or exceeds U.S.$10,000,000 or its equivalent in any other currency or

(d)	Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or any of its Subsidiaries for the payment of money aggregating in excess of U.S.$10,000,000 or its equivalent in other currencies and is not discharged or stayed within 30 days or

(e)	Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, securing indebtedness in an amount equal to or exceeding U.S.$10,000,000 or its equivalent in other currencies and created or assumed by the Issuer or any of its Subsidiaries becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrator, manager or other similar person) and is not discharged or stayed within 30 days or

(f)	Insolvency: the Issuer or any of its Material Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or materially all of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Material Subsidiaries or

(g)	Winding-up: an administrator is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any of its Material Subsidiaries, or the Issuer or any Material Subsidiary ceases to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by an Extraordinary Resolution of the Bondholders, (ii) in the case of a Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or one or more of its Material Subsidiaries or (iii) in compliance with Condition 3(e) or

(h)	Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer and any Subsidiary Guarantor lawfully to enter into, exercise its or their respective rights and perform and comply with its or their respective obligations under the Bonds and the Trust Deed, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Bonds and the Trust Deed admissible in evidence in the courts of England is not taken, fulfilled or done or

(i)	Illegality: it is or will become unlawful for the Issuer or any Subsidiary Guarantor to perform or comply with any one or more of its obligations under any of the Bonds or the Trust Deed or

(j)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs of this Condition 8 or

(k)	Guarantee: the Guarantee (if any) is not (or is claimed by any Subsidiary Guarantor for the time being not to be) in full force and effect other than in accordance with Condition 2.

In these Conditions, a "Material Subsidiary" means at any time a Subsidiary of the Issuer:

(i)	whose net profits (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, are equal to) not less than 10 per cent. of the consolidated net profits of the Issuer and its consolidated Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its consolidated Subsidiaries, provided that:

(A)	if the then latest audited consolidated accounts of the Issuer and its consolidated Subsidiaries show a net loss for the relevant financial period then there shall be substituted for the words "net profits" the words "gross revenues" for the purposes of this definition;

(B)	in the case of a Subsidiary of the Issuer acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its consolidated Subsidiaries relate, the reference to the then latest audited consolidated accounts of the Issuer and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Issuer;

(ii)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (a)(ii) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a)(i) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(iii)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Issuer and its Subsidiaries relate, generate net profits equal to) not less than 10 per cent. of the consolidated net profits of the Issuer, as calculated as referred to in subparagraph (a)(i) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate net profits equal to) not less than 10 per cent. of the consolidated net profits of the Issuer, as calculated as referred to in subparagraph (a)(i) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (a)(iii) on the date on which the consolidated accounts of the Issuer and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (a)(i) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

The Issuer shall provide to the Trustee within 14 days of its annual audited financial statements being made available to its members and upon the occurrence of an Event of Default or Potential Event of Default pursuant to Condition 8(f) or 8(g) and in any event within 14 days of a request by the Trustee a certificate signed by two directors of the Issuer addressed to the Trustee that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Material Subsidiary which shall, in the absence of manifest error, be conclusive and binding on all parties and upon which the Trustee may rely without liability to any person.

9	Prescription

Claims in respect of principal and interest will become void unless presentation for payment is made as required by Condition 6 within a period of 10 years in the case of principal and five years in the case of interest from the appropriate Relevant Date (as defined in Condition 7).

10	Replacement of Bonds and Coupons

If any Bond or Coupon is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of any Paying Agent for the time being in London subject to all applicable laws and stock exchange or other relevant authority requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer or any relevant Subsidiary Guarantor may require (provided that the requirement is reasonable in the light of prevailing market practice). Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

11	Meetings of Bondholders, Modification, Waiver and Substitution

(a)	Meetings of Bondholders: The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Subsidiary Guarantors (if any) or the Trustee upon written request of Bondholders holding not less than 10 per cent. in nominal amount of the Bonds for the time being outstanding and subject to it being indemnified and/or secured and/or pre-funded to its satisfaction. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing a clear majority in nominal amount of the Bonds for the time being outstanding, or at any adjourned meeting two or more persons being or representing Bondholders whatever the nominal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the nominal amount of, or interest payable on, the Bonds, (iii) to change the currency of payment of the Bonds or the Coupons, (iv) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, or (v) to modify or cancel any Guarantee or the provisions relating to accession of Subsidiary Guarantors, in which case the necessary quorum will be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in nominal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed and whether or not they voted on such resolution) and on all Couponholders.

The Trust Deed provides that (i) a resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in nominal amount of the Bonds for the time being outstanding (a "Written Resolution") or (ii) consents given by way of electronic consent through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 90 per cent. in nominal amount for the time being outstanding (an "Electronic Consent") shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held. Such a resolution in writing or, as the case may be, such consents may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders.

(b)	Modification and Waiver: The Trustee may agree, without the consent of the Bondholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed that is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders. Any such modification, authorisation or waiver shall be binding on the Bondholders and the Couponholders and such modification shall be notified to the Bondholders as soon as practicable.

(c)	Substitution: The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Bondholders or the Couponholders, to the substitution of certain other entities in place of the Issuer or a Subsidiary Guarantor, or of any previous substituted company, as principal debtor or guarantor under the Trust Deed, the Bonds and the Coupons. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders or Couponholders, to a change of the law governing the Bonds, the Coupons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

(d)	Entitlement of the Trustee: In connection with the exercise of its functions (including but not limited to those referred to in this Condition 11) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any Subsidiary Guarantor any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders or Couponholders.

12	Enforcement

At any time after the Bonds become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings or take such steps or actions against the Issuer and/or any Subsidiary Guarantor as it may think fit to enforce the terms of the Trust Deed, the Bonds and the Coupons, but it need not take any such proceedings, steps or actions unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one-fifth in nominal amount of the Bonds outstanding and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder or Couponholder may proceed directly against the Issuer or any Subsidiary Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

13	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer, including any Subsidiary Guarantor, without accounting for any profit.

The Trustee may act and rely without liability to Bondholders or Couponholders on a report, confirmation, notice or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to act and rely on any such report, confirmation or certificate or advice and such report, confirmation, notice or certificate or advice shall be binding on the Issuer, any Subsidiary Guarantor, the Trustee, the Bondholders and the Couponholders.

14	Further Issues

The Issuer may from time to time without the consent of the Bondholders or Couponholders create and issue further securities either having the same terms and conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Bonds include (unless the context requires otherwise) any other securities issued pursuant to this Condition 14 and forming a single series with the Bonds. Any further securities forming a single series with the outstanding securities of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of securities of other series where the Trustee so decides.

15	Notices

Notices to Bondholders will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) or, if in the opinion of the Trustee such publication shall not be practicable, in an English language newspaper of general circulation in the United Kingdom. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Bondholders in accordance with this Condition 15.

16	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

17	Governing Law and Jurisdiction

(a)	Governing Law: The Trust Deed, the Bonds and the Coupons and any non contractual obligations arising out of or in connection with them are governed by and shall be construed in accordance with English law.

(b)	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds, the Coupons or any Guarantee and accordingly any legal action or proceedings arising out of or in connection with the Bonds, the Coupons or any Guarantee ("Proceedings") may be brought in such courts. Pursuant to the Trust Deed the Issuer has irrevocably submitted to the jurisdiction of such courts.

(c)	Agent for Service of Process: Pursuant to the Trust Deed, the Issuer has irrevocably appointed an agent in England to receive service of process in any Proceedings in England based on any of the Bonds, the Coupons and any Guarantee.

PRINCIPAL PAYING AGENT

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH
FIFTH FLOOR

125 OLD BROAD STREET

LONDON EC2N 1AR

PAYING AGENTS

[PAYING AGENTS AND ADDRESSES]

Form of Coupon

On the front:

EROS INTERNATIONAL PLC

£50,000,000 6.50 per cent. Bonds due 2021

Coupon for £3.25 due on [•].

This Coupon is payable to bearer (subject to the Conditions endorsed on the Bond to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Bond) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Bondholders).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 1650) AND 1287(a) OF THE INTERNAL REVENUE CODE.

EROS INTERNATIONAL PLC

By:

[Authorised Signatory]

Cp No.	Denomination	ISIN	Series	Certif. No.

On the back:

PRINCIPAL PAYING AGENT

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH
FIFTH FLOOR

125 OLD BROAD STREET
LONDON EC2N 1AR

PAYING AGENTS

[PAYING AGENTS AND ADDRESSES]

Schedule 2

Form of Global Bond

!SIN: XS1112834608

EROS INTERNATIONAL PLC
(Incorporated with limited liability in the Isle of Man)

£50,000,000

6.50 per cent. Bonds due 2021

Global Bond

This is to certify that the bearer is entitled to a principal sum not exceeding:

FIFTY MILLION POUNDS STERLING (£50,000,000)

on 15 October 2021 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the "Conditions") of the Bonds designated above (the "Bonds") set out in Schedule 1 to the Trust Deed dated 15 October 2014 (the "Trust Deed") between Eros International Plc (the "Issuer") and U.S. Bank Trustees Limited as trustee (the "Trustee") upon presentation and surrender of this Global Bond and to interest at the rate of 6.50 per cent. per annum on such principal sum in arrear on 15 April and 15 October in each year in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Bonds.

The aggregate nominal amount from time to time of this Global Bond shall be that amount not exceeding £50,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying Agent upon the redemption or purchase and cancellation of Bonds represented hereby or exchange for Definitive Bonds as described below.

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for the Definitive Bonds described below if this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under "Notices" below) and (1) any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or (2) announces an intention permanently to cease business or does in fact do so by the holder giving notice to the Principal Paying Agent.

On or after the Exchange Date the holder of this Global Bond may surrender this Global Bond to or to the order of the Principal Paying Agent. In exchange for this Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate nominal amount of duly executed and authenticated Definitive Bonds having attached to them all Coupons in respect of interest which has not already been paid on this Global Bond.

"Exchange Date" means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and except in the case of exchange pursuant to (1) above in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under "Notices" below) are located.

Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Bonds for which it may be exchanged and as if such Definitive Bonds had been issued on the date of this Global Bond.

The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions:

Payments

Principal and interest in respect of this Global Bond shall be paid to its holder against presentation and (if no further payment falls to be made on it) surrender of it to or to the order of the Principal Paying Agent in respect of the Bonds (or to or to the order of such other Paying Agent as shall have been notified to the Bondholders for this purpose) which shall endorse such payment or cause such payment to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) and each payment of principal and/or interest so made will discharge the Issuer's obligations in respect thereof. Any failure to make the endorsements referred to above shall not affect such discharge. References in the Conditions to Coupons and Couponholders shall be construed accordingly. No person shall however be entitled to receive any payment on this Global Bond falling due after the Exchange Date, unless exchange of this Global Bond for Definitive Bonds is improperly withheld or refused by or on behalf of the Issuer. Condition 6(e)(iii) and Condition 7(d) will apply to the Definitive Bonds only.

For the purposes of any payments made in respect of this Global Bond, Condition 6(d) (Payments on business days) shall not apply, and all such payments shall be made on a day on which commercial banks and foreign exchange markets are open for business in London.

Notices

So long as this Global Bond is held on behalf of Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or such other clearing system as shall have been approved by the Trustee (the "Alternative Clearing System"), notices required to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions. Any such notice shall be deemed to have been given to Bondholders on the day on which such notice is delivered to the relevant Clearing System.

Prescription

Claims in respect of principal and interest in respect of this Global Bond will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7).

Meetings

For the purposes of any meeting of Bondholders, the holder hereof shall (unless this Global Bond represents only one Bond) be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each £100 in nominal amount of Bonds.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the nominal amount of this Global Bond on its presentation to or to the order of the Principal Paying Agent for notation in Schedule A. Bonds may only be purchased by the Issuer or the Subsidiary Guarantors (if any) or any of their respective Subsidiaries if (where they should be cancelled in accordance with the Conditions) they are purchased together with the right to receive all future payments of interest thereon.

Trustee's Powers

In considering the interests of Bondholders in circumstances where this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg and an Alternative Clearing System, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Bond and (b) consider such interests on the basis that such accountholders were the holder of this Global Bond.

Redemption at the option of Bondholders

The option of the Bondholders provided for in Condition 5(c) may be exercised by the holder of this Global Bond giving notice to the Principal Paying Agent within the time limits relating to the deposit of Bonds with a Paying Agent set out in that Condition substantially in the form of the redemption notice available from any Paying Agent and stating the nominal amount of Bonds in respect of which the option is exercised and at the same time presenting this Global Bond to the Principal Paying Agent for notation accordingly in Schedule C hereto.

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Global Bond and any non-contractual obligations arising out of or in connection with it is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf. Dated 15 October 2014

EROS INTERNATIONAL PLC

By:

Authorised Signatory

Certificate of Authentication

This Global Bond is authenticated by or on behalf of the Principal Paying Agent.

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH

acting by two duly authorised attorneys as Principal Paying Agent

By:

By:

Authorised Signatory

For the purposes of authentication only without recourse, warranty or liability.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165UJ AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule A

Nominal Amount of this Global Bond

Reductions in the nominal amount of this Global Bond following redemption or the purchase and cancellation of Bonds are entered in the second and third columns below.

Date	Reason for change in the nominal amount of this Global Bond*	Amount of such change	Nominal amount of this Global Bond following such reduction	Notation made by or on behalf of the Principal Paying Agent

________________________

*  State whether increase/reduction following (1) redemption of Bonds or (2) purchase and cancellation of Bonds.

Schedule B
Interest Payments in respect of this Global Bond

The following payments of interest in respect of this Global Bond and the Bonds represented by this Global Bond have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Paying Agent

Schedule C
Exercise of Bondholders' Option

The following exercises of the option of the Bondholders provided for in Condition 5(c) have been made in respect of the stated nominal amount of this Global Bond:

Date of Exercise	Nominal amount of this Global Bond in respect of which exercise is made	Date on which redemption of such nominal amount is due	Notation made by or on behalf of the Principal Paying Agent

Schedule 3

Provisions for Meetings of Bondholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Bondholders and include, unless the context otherwise requires, any adjournment;

1.2	"agent" means a holder of a voting certificate or a proxy for a Bondholder;

1.3	"block voting instruction" means an instruction issued in accordance with paragraphs 8 to 14;

1.4	"Electronic Consent" has the meaning set out in paragraph 30;

1.5	"Extraordinary Resolution" means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent;

1.6	"voting certificate" means a certificate issued in accordance with paragraphs 5, 6, 7 and 14;

1.7	"Written Resolution" means a resolution in writing signed by the holders of not less than 90 per cent. in nominal amount of the Bonds outstanding; and

1.8	references to persons representing a proportion of the Bonds are to Bondholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Bonds for the time being outstanding.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

2.1	to sanction any proposal by the Issuer, the Subsidiary Guarantors (if any) or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders and/or the Couponholders against the Issuer or any Subsidiary Guarantor, whether or not those rights arise under this Trust Deed;

2.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds or other obligations or securities of the Issuer, any Subsidiary Guarantor or any other entity;

2.3	to assent to any modification of this Trust Deed, the Bonds or the Coupons proposed by the Issuer, the Subsidiary Guarantors (if any) or the Trustee;

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

2.6	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders' interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

2.7	to approve a proposed new Trustee and to remove a Trustee;

2.8	to approve the substitution of any entity for the Issuer or any Subsidiary Guarantor (or any previous substitute) as principal debtor or guarantor under this Trust Deed; and

2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Bonds or the Coupons provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a "special quorum resolution") for the purpose of sub· paragraph 2.2 or 2.8 or for the purpose of making a modification to this Trust Deed or the Bonds which have the effect of:

(i)	modifying the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds;
(ii)	reducing or cancelling the nominal amount of, or interest payable on, the Bonds;
(iii)	changing the currency of payment of the Bonds or the Coupons;
(iv)	modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution;
(v)	modifying or cancelling any Guarantee or the provisions relating to accession of Subsidiary Guarantors; or
(vi)	amending this proviso.

Convening a meeting

3	The Issuer, the Subsidiary Guarantors (if any) or the Trustee may at any time convene a meeting. If it receives a written request by Bondholders holding at least 10 per cent. in nominal amount of the Bonds for the time being outstanding and is indemnified and/or secured and/or prefunded to its satisfaction, the Trustee shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

Notice of Meeting

4	At least 21 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Bondholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Cancellation of meeting

5	A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 10 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) to the Bondholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened.

Arrangements for voting

6	If a holder of a Bond wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.
7	A voting certificate shall:
7.1	be a document in the English language;
7.2	be dated;
7.3	specify the meeting concerned and the serial numbers of the Bonds deposited; and
7.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Bonds.
8	Once a Paying Agent has issued a voting certificate for a meeting in respect of a Bond, it shall not release the Bond until either:
8.1	the meeting has been concluded; or
8.2	the voting certificate has been surrendered to the Paying Agent.
9	If a holder of a Bond wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Bond for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Bonds so deposited.
10	A block voting instruction shall:
10.1	be a document in the English language;
10.2	be dated;
10.3	specify the meeting concerned;
10.4	list the total number and serial numbers of the Bonds deposited, distinguishing with regard to each resolution between those voting for and those voting against it;
10.5	certify that such list is in accordance with Bonds deposited and directions received as provided in paragraphs 8, 11 and 14; and
10.6	appoint a named person (a "proxy") to vote at that meeting in respect of those Bonds and in accordance with that list.

A proxy need not be a Bondholder.

11	Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Bonds:
11.1	it shall not release the Bonds, except as provided in paragraph 11, until the meeting has been concluded; and

11.2	the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.
12	If the receipt for a Bond deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Bond and exclude the votes attributable to it from the block voting instruction.
13	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy's appointment.
14	A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Bondholders' instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.
15	No Bond may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

16	The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.
17	The chairman may, but need not, be a Bondholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

18	The following may attend and speak at a meeting:
18.1	Bondholders and agents;
18.2	the chairman;
18.3	the Issuer, any Subsidiary Guarantor and the Trustee (through their respective representatives) and their respective financial and legal and other advisers.

No one else may attend or speak.

Quorum and Adjournment

19	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and at a time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

20	Two or more Bondholders or agents present in person shall be a quorum:
20.1	in the cases marked "No minimum proportion" in the table below, whatever the proportion of the Bonds which they represent; and
20.2	in any other case, only if they represent the proportion of the Bonds shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion
To pass a special quorum resolution	75 per cent.	25 per cent.
To pass any other Extraordinary Resolution	A clear majority	No minimum proportion
Any other purpose	10 per cent.	No minimum proportion

21	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.
22	At least 10 days' notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

23	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, any Subsidiary Guarantor, the Trustee or one or more persons representing two per cent. of the Bonds.
24	Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.
25	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.
26	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

27	On a show of hands every person who is present in person and who produces a Bond or a voting certificate or is a proxy has one vote. On a poll every such person has one vote for £100 in nominal amount of Bonds so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.
28	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

29	An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

30	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolution and Electronic Consent

31	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Bond held on behalf of one or more of Euroclear, Clearstream, Luxembourg or another clearing system, then, in respect of any resolution proposed by the Issuer, any Subsidiary Guarantor or the Trustee:

31.1	where the terms of the proposed resolution have been notified to the Bondholders through the relevant clearing system(s), each of the Issuer, any Subsidiary Guarantor and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer, any Subsidiary Guarantor or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Bonds outstanding ("Electronic Consent"). None of the Issuer, any Subsidiary Guarantor or the Trustee shall be liable or responsible to anyone for such reliance; and

(i)	when a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days' notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the "Applicable Date") by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s); and

(ii)	if, on the Applicable Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the "Proposer") so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to "Applicable Date" shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer, a Subsidiary Guarantor (if any) or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and

31.2	where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer, any Subsidiary Guarantor and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer, any Subsidiary Guarantor and/or the Trustee, as the case may be, by accountholders in the clearing system with entitlements to such Global Bond or, where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person for whom such entitlement is ultimately beneficially held, whether such beneficiary holds directly with the accountholder or via one or more intermediaries and provided that, in each case, the Issuer, any Subsidiary Guarantor and the Trustee have obtained commercially reasonable evidence to ascertain the validity of such holding and have taken reasonable steps to ensure that such holding does not alter following the giving of such consent or instruction and prior to the effecting of such amendment. Any resolution passed in such manner shall be binding on all Bondholders and Couponholders, even if the relevant consent or instruction proves to be defective. As used in this paragraph, "commercially reasonable evidence" includes any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system, or issued by an accountholder of them or an intermediary in a holding chain, in relation to the holding of interests in the Bonds. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. None of the Issuer, any Subsidiary Guarantor and the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders and holders of Coupons, whether or not they participated in such Written Resolution and/or Electronic Consent.

Trustee's Power to Prescribe Regulations

32	Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

Schedule 4
Form of Supplemental Trust Deed in respect of the Accession of Subsidiary
Guarantors

To:	Eros International Pic Fort Anne Douglas IM1 5PD Isle of Man

U.S. Bank Trustees Limited
Fifth Floor
125 Old Broad Street
London EC2N 1AR
(the “Trustee”)
Attention: [•]

[Date] Dear Sirs

EROS INTERNATIONAL PLC (the “Issuer”)

£50,000,000 6.50 per cent. Bonds due 2021 (the “Bonds”)

We refer to the trust deed dated 15 October 2014 in respect of the above Bonds between the Issuer and the Trustee (the “Trust Deed”). This Supplemental Trust Deed is supplemental to and forms part of the Trust Deed and from the date hereof this Supplemental Trust Deed shall be read as one document with the Trust Deed. References in this Supplemental Trust Deed to this Supplemental Trust Deed or any other document are to this Supplemental Trust Deed or those documents as amended, supplemental or replaced from time to time and include any document that amends, supplements or replaces them.

We have received a copy of the agency agreement dated 15 October 2014 (the “Agency Agreement”) and the Trust Deed containing the Conditions and have found them to our satisfaction.

For the purposes of the Agency Agreement and Trust Deed our notice details are as follows:

(insert postal addresses, facsimile address and attention)

We agree that, as from [date from which appointment of Subsidiary Guarantor/Subsidiary Guarantors is to take effect] we have become [a Subsidiary Guarantor/Subsidiary Guarantors], on a joint and several basis, in respect of all sums expressed to be payable by the Issuer under the Trust Deed, the Bonds and the Coupons. We agree to comply with and be bound by all provisions of the Agency Agreement, the Trust Deed and the Conditions which relate to Subsidiary Guarantors or to the Guarantee. We further agree to becoming [a Subsidiary Guarantor/Subsidiary Guarantors] without any need for the Trustee or the Issuer or any other Subsidiary Guarantor or any other person executing any further deed, consent or any other instrument.

We agree that we shall not amend, vary, terminate or suspend the Guarantee or any of our obligations assumed hereunder unless pursuant to Condition 2(d) (Release of Subsidiary Guarantors) or else as is approved by an Extraordinary Resolution to which the special quorum provisions specified in the Bonds apply to the holders of the Bonds outstanding (as defined in the Trust Deed), save that nothing in this paragraph shall prevent us from increasing or extending our obligations hereunder pursuant to Clause 18.1 of the Trust Deed at any time.

This Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and shall be construed in accordance with English law.

In witness whereof the Subsidiary Guarantor has caused this Supplemental Trust Deed to be duly delivered as a deed on the date stated at the beginning.

EXECUTED AS A DEED BY [NAME OF NEW SUBSIDIARY GUARANTOR] ACTING BY [NAME OF DIRECTOR] AND [NAME OF DIRECTOR OR SECRETARY]

By: Director

[By:

Director Secretary][Witnessed By:]

[EXECUTED AS A DEED BY [EXISTING SUBSIDIARY GUARANTORS]]*

Executed as a deed by EROS INTERNATIONAL PLC acting by:

…………………………………….	…………………………………….

Name:	Name:

[Authorised Signatory / Director]	[Authorised Signatory / Director]

Signed as a deed by U.S. BANK TRUSTEES LIMITED acting by two duly authorised attorneys:

…………………………………..	…………………………………..
Name:	Name:

cc: [PRINCIPAL PAYING AGENT]

cc: [OTHER PAYING AGENTS]*

* If applicable.

THIS TRUST DEED is delivered on the date stated at the beginning.

Executed as a deed by EROS INTERNATIONAL PLC acting by:

Signed as a deed by U.S. BANK TRUSTEES LIMITED acting by two duly authorised attorneys:

…………………………………..	…………………………………..
Name:	Name:

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